As filed with the U.S. Securities and Exchange Commission on December 19, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TORM plc

(Exact name of Registrant as specified in its charter)

England and Wales	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

TORM plc Office 506, 20 St Dunstan’s Hill London, EC3R 8HL United Kingdom +44 203 286 6222	Seward & Kissel LLP Attention: Keith J. Billotti, Esq. One Battery Park Plaza New York, New York 10004 (212) 574-1200
(Address and telephone number of Registrant’s principal executive offices)	(Name, address and telephone number of agent for service)

Copies to:

Keith J. Billotti, Esq.

Seward & Kissel LLP

One Battery Park Plaza

New York, New York 10004

(212) 574-1200 (telephone number)

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective as determined by market conditions and other factors.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. ☐ Emerging growth company

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

PROSPECTUS

TORM PLC

Common Shares, Preferred Shares, Debt Securities,

Warrants, Purchase Contracts, Rights and Units

Through this prospectus, we or any selling shareholder may, from time to time in one or more offerings, offer and sell our common shares, preferred shares, debt securities, warrants, purchase contracts, rights and units. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

We may offer and sell these securities in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. This prospectus describes only the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will describe the specific manner in which we will offer the securities and also may add, update or change information contained in this prospectus. We or any selling shareholder may sell the securities offered by this prospectus directly or through underwriters, agents or dealers, the names of which and the specific terms of a plan of distribution will be stated in the applicable prospectus supplement.

Our Class A common shares currently trade on Nasdaq Copenhagen A/S, or Nasdaq Copenhagen, under the symbol “TRMD A” and on Nasdaq Stock Market LLC in New York, or Nasdaq New York, under the symbol “TRMD”. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq New York or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

An investment in these securities involves risks. See the section entitled “Risk Factors” beginning on page 9 of this prospectus, and other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 19, 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we have filed with the U.S. Securities and Exchange Commission, or the SEC, using a shelf registration process. Under the shelf registration process, we may sell common, preferred shares, debt securities, warrants, purchase contracts, rights and units described in this prospectus from time to time in one or more offerings. No limit exists on the aggregate amount of the securities we or any selling shareholder may sell pursuant to the Registration Statement of which this prospectus forms a part. In addition, any selling shareholder may, from time to time in one or more offerings, offer and sell our common shares, preferred shares, debt securities, warrants, purchase contracts, rights and units.

This prospectus only provides you with a general description of TORM plc and the securities that are registered hereunder that may be offered by us or any selling shareholder. Each time we offer securities, we will provide you with a supplement to this prospectus that will describe the specific information about the securities being offered and the specific terms of that offering. Any prospectus supplement may also add to, update or change information contained in this prospectus. To the extent information in this prospectus is inconsistent with the information contained in a prospectus supplement you should rely on the information in the prospectus supplement.

This prospectus and any prospectus supplement are part of a registration statement we filed with the SEC and do not contain all the information in the registration statement. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the SEC as described below under the section entitled “Where You Can Find Additional Information.”

The information in this prospectus is accurate as of its date. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. Before you invest in our securities, you should carefully read this prospectus, including the “Risk Factors,” any prospectus supplement, the information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the heading “Where You Can Find Additional Information” in both this prospectus and any prospectus supplement), and any additional information you may need to make your investment decision. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Unless otherwise indicated, the terms “TORM plc,” “we,” “us,” “our,” the “Company” and the “Group” refer to TORM plc and its consolidated subsidiaries, which includes TORM A/S and its consolidated subsidiaries.

Unless otherwise indicated, all references to “U.S. dollars,” “USD,” “dollars,” “US$” and “$” in this prospectus are to the lawful currency of the United States of America, references to “Sterling”, “£” and “GBP” are to the lawful currency of the United Kingdom, references to “Danish Kroner,” and “DKK” are to the lawful currency of Denmark. We use the term deadweight ton, or dwt, in describing the size of vessels. Dwt, expressed in metric tons, each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry.

We report our consolidated financial results in U.S. dollars and in accordance with IFRS Accounting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB, which also comply with reporting requirements under English law.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future and other statements that are other than statements of historical fact. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

All statements, other than statements of historical fact, included in or incorporated by reference into this prospectus and any prospectus supplements are “forward-looking statements.” Forward-looking statements include, but are not limited to, such matters as:

•	our future operating or financial results;

•	global and regional economic and political conditions, including piracy;

•	our business strategy and expected capital spending or operating expenses, including dry-docking and insurance costs;

•	statements about shipping market trends, including charter rates and factors affecting supply and demand;

•	our financial condition and liquidity, including our ability to obtain financing in the future to fund capital expenditures, acquisitions and other general corporate activities;

•	our ability to enter into time charters after our current charters expire and our ability to earn income in the spot market;

•	the future price of our Class A common shares; and

•	our expectations of the availability of vessels to purchase, the time it may take to construct new vessels, and vessels’ useful lives.

Many of these statements are based on our assumptions about factors that are beyond our ability to control or predict and are subject to risks and uncertainties that are described more fully under the section entitled “Risk Factors,” on page 9 of this prospectus, in our Annual Report on Form 20-F for the fiscal year ended December 31, 2023 and in the documents that we incorporate by reference into this prospectus, for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. Any of these factors or a combination of these factors could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. Factors that might cause future results to differ include, but are not limited to, the following:

•	our future operating or financial results;

•	changes in governmental rules and regulations or actions taken by regulatory authorities;

•	inflationary pressure and central bank policies intended to combat overall inflation and rising interest rates and foreign exchange rates;

•	the impact that any discontinuance, modification or other reform or the establishment of alternate reference rates have on the Company’s floating interest rate debt instruments;

•	increased cost of capital or limited access to funding due to EU Taxonomy or relevant territorial taxonomy regulations;

•	the length and severity of epidemics and pandemics and the impact on the demand for seaborne transportation of petroleum products;

•

general domestic and international political conditions or events, including “trade wars” and the war between Russia and Ukraine, the developments in the Middle East, including the conflicts in Israel and the Gaza Strip, and the conflict regarding the Houthi’s attacks in the Red Sea, which remain ongoing as of this prospectus;

•	international sanctions against Russian oil and oil products;

•	changes in economic and competitive conditions affecting our business, including market fluctuations in charter rates and charterers’ abilities to perform under existing time charters;

•	changes in the supply and demand for vessels comparable to ours and the number of newbuildings under construction;

•	the highly cyclical nature of the industry that we operate in;

•	the loss of a large customer or significant business relationship;

•	changes in worldwide oil production and consumption and storage;

•	risks associated with any future vessel construction;

•	our expectations regarding the availability of vessel acquisitions and our ability to complete acquisition transactions planned;

•	availability of skilled crew members or other employees and the related labor costs;

•	work stoppages or other labor disruptions by our employees or the employees of other companies in related industries;

•	the impact of increasing scrutiny and changing expectations from investors, lenders and other market participants with respect to our Environmental, Social and Governance, or ESG, policies;

•	Foreign Corrupt Practices Act of 1977, or other applicable regulations relating to bribery;

•	effects of new products and new technology in our industry, including the potential for technological innovation to reduce the value of our vessels and charter income derived therefrom;

•

new environmental regulations and restrictions, whether at a global level stipulated by the International Maritime Organization, and/or imposed by regional or national authorities such as the European Union or individual countries;

•	the impact of an interruption in or failure of our information technology and communications systems, including the impact of cyber-attacks, upon our ability to operate;

•	potential conflicts of interest involving members of our Board of Directors and senior management;

•	the failure of counterparties to fully perform their contracts with us;

•	changes in credit risk with respect to our counterparties on contracts;

•	our dependence on key personnel and our ability to attract, retain and motivate key employees;

•	adequacy of insurance coverage;

•	our ability to obtain indemnities from customers;

•	changes in laws, treaties or regulations;

•	our incorporation under the laws of England and Wales and the different rights to relief that may be available compared to other countries, including the United States;

•	government requisition of our vessels during a period of war or emergency;

•	the arrest of our vessels by maritime claimants;

•	any further changes in U.S. trade policy that could trigger retaliatory actions by the affected countries;

•

the impact of the U.S. presidential and congressional election results affecting the economy, future government laws and regulations and trade policy matters, such as the imposition of tariffs and other import restrictions;

•

potential disruption of shipping routes due to accidents, climate-related incidents, environmental factors, political events, public health threats, acts by terrorists or acts of piracy on ocean-going vessels;

•	the impact of adverse weather and natural disasters;

•	damage to storage and receiving facilities;

•	potential liability from future litigation and potential costs due to environmental damage and vessel collisions;

•	the length and number of off-hire periods and dependence on third-party managers; and

•

other factors discussed under the heading “Risk Factors” in this prospectus, in our Annual Report on Form 20-F for the year ended December 31, 2023 and the other documents that we incorporate by reference into this prospectus.

You should not place undue reliance on forward-looking statements contained in, or incorporated by reference into, this prospectus because they are statements about events that are not certain to occur as described or at all. All forward-looking statements in, or incorporated by reference into, this prospectus are qualified in their entirety by the cautionary statements contained herein. These forward-looking statements are not guarantees of our future performance, and actual results and future developments may vary materially from those projected in the forward-looking statements.

We have based these statements on assumptions and analyses formed by applying our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances. All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation, and specifically decline any obligation, except as required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

PROSPECTUS SUMMARY

This section summarizes some of the key information that is contained or incorporated by reference in this prospectus. It may not contain all of the information that may be important to you. As an investor or prospective investor, you should review carefully the entire prospectus and the information incorporated by reference herein, including the section entitled “Risk Factors.”

Our Company and our Business

TORM plc is one of the world’s largest maritime transporters of refined oil products. Our activities are primarily the transportation via product tanker of clean petroleum products, such as gasoline, jet fuel, kerosene, naphtha and gas oil, and occasionally dirty petroleum products, such as fuel oil. We are active in all medium and larger vessel segments of the product tanker market from Medium Range (MR) to Long Range 2 (LR2) tankers. As of the date of this prospectus, we control and operate a fleet of 96 product tankers, 72 of which we own and 24 of which we control through charter in on bareboat charter with the option and/or obligation to purchase the vessel during the contract period.

We have an extensive in-house operating and management platform, known as One TORM which performs commercial, administrative and technical management for our vessels. Through this highly efficient and integrated platform, we handle the commercial management of all our vessels and the technical management of all our owned vessels, other than three vessels managed by an unaffiliated third party. In addition, we conduct all vessel sale and purchase activities in-house, leveraging relationships with shipbrokers, shipyards, financial institutions and other shipowners.

Our Fleet

The following table sets forth summary information regarding our fleet of owned product tankers, including the vessels that we charter in as of the date of this prospectus.

Vessel Name	Type	DWT	Year Built	Ownership	Shipyard(1)
TORM GWENDOLYN	LR2	119,456	2010	Owned	Hyundai
TORM GABRIELLA	LR2	119.456	2010	Owned	Hyundai
TORM GWYNETH	LR2	119.456	2010	Owned	Hyundai
TORM GANGA	LR2	119.456	2010	Owned	Hyundai
TORM GITTE	LR2	119.456	2010	Owned	Hyundai
TORM GLORIA	LR2	119.456	2011	Owned	Hyundai
TORM GEMMA	LR2	119.456	2012	Owned	Hyundai
TORM GRACE	LR2	119.456	2012	Owned	Hyundai
TORM GENESIS	LR2	119.456	2011	Owned	Hyundai
TORM HANNAH	LR2	109,999	2016	Leased (7)	GSI Nansha
TORM HELLERUP	LR2	114,000	2018	Leased (3)	GSI Nansha
TORM HELENE	LR2	114,000	2021	Leased (5)	GSI Nansha
TORM HERMIA	LR2	114,000	2018	Owned	GSI Nansha
TORM HERDIS	LR2	114,000	2018	Leased (3)	GSI Nansha
TORM HILDE	LR2	114,000	2018	Owned	GSI Nansha
TORM HOUSTON	LR2	114,000	2022	Leased (6)	GSI Nansha
TORM KIARA	LR2	114,445	2015	Leased (3)	Hyundai
TORM KIRSTEN	LR2	114,445	2015	Owned	Hyundai
TORM KRISTINA	LR2	114,323	2015	Owned	Hyundai
TORM MAREN	LR2	109,672	2008	Owned	Dalian Shipbuilding
TORM MATHILDE	LR2	109,672	2008	Owned	Dalian Shipbuilding
TORM VENTURE	LR1	73,700	2007	Owned	New Century SB

Vessel Name	Type	DWT	Year Built	Ownership	Shipyard(1)
TORM ELISE	LR1	75,000	2020	Owned	GSI Nansha
TORM ELIZABETH	LR1	75,000	2020	Owned	GSI Nansha
TORM EVELYN	LR1	74,606	2011	Leased (4)	Hyundai Mipo
TORM EVOLVE	LR1	74,554	2011	Leased (4)	Hyundai Mipo
TORM EVA	LR1	74,552	2011	Leased (4)	Hyundai Mipo
TORM EMMA	LR1	75,000	2012	Leased (5)	STX SB
TORM EMILIE	LR1	75,013	2013	Leased (5)	STX SB
TORM INTEGRITY	LR1	73,800	2013	Leased (5)	New Times SB
TORM INNOVATION	LR1	73,847	2013	Leased (5)	New Times SB
TORM ADVENTURER	MR	46,042	2007	Owned	Brod. Trogir
TORM AGNES	MR	49,999	2011	Leased (3)	GSI Liwan
TORM AGNETE	MR	49,999	2010	Leased (3)	GSI Liwan
TORM ALEXANDRA	MR	49,999	2010	Leased (2)	GSI Liwan
TORM ALICE	MR	49,999	2010	Leased (2)	GSI Liwan
TORM ALLEGRO	MR	46,184	2012	Owned	Brod. Trogir
TORM ALMENA	MR	49,999	2010	Leased (3)	GSI Liwan
TORM AMALIE	MR	49,999	2011	Leased (3)	GSI Liwan
TORM AMORINA	MR	46,184	2012	Owned	Brod. Trogir
TORM ANABEL	MR	49,999	2012	Leased (5)	GSI Liwan
TORM ARAWA	MR	49,999	2012	Leased (5)	GSI Liwan
TORM ASLAUG	MR	49,999	2010	Leased (3)	GSI Liwan
TORM ASTRID	MR	49,999	2012	Leased (6)	GSI Liwan
TORM ATLANTIC	MR	49,999	2010	Leased (3)	GSI Liwan
TORM AUSTRALIA	MR	51,737	2011	Owned	Hyundai Mipo
TORM CAVATINA	MR	46,200	2010	Owned	Brod. Trogir
TORM CORRIDO	MR	46,156	2011	Owned	Brod. Trogir
TORM DISCOVERER	MR	45,012	2008	Owned	Brod. Trogir
TORM HELVIG (8)	MR	46,187	2005	Owned	STX SB (Jinhae)
TORM INDIA	MR	49,999	2010	Owned	Hyundai Mipo
TORM LAURA	MR	49,999	2008	Owned	GSI Liwan
TORM LEADER	MR	46,070	2009	Owned	Brod. Trogir
TORM LENE	MR	49,999	2008	Owned	GSI Liwan
TORM LILLY	MR	49,999	2009	Owned	GSI Liwan
TORM LOTTE	MR	49,999	2009	Owned	GSI Liwan
TORM LOUISE	MR	49,999	2009	Owned	GSI Liwan
TORM MALAYSIA	MR	51,737	2011	Owned	Hyundai Mipo
TORM NEW ZEALAND	MR	51,737	2011	Owned	Hyundai Mipo
TORM BIRGITTE	MR	49,995	2013	Owned	STX SB
TORM BELIS	MR	49,995	2013	Owned	STX SB
TORM BEATRICE	MR	49,995	2013	Owned	STX SB
TORM PHILIPPINES	MR	49,999	2010	Owned	Hyundai Mipo
TORM RAGNHILD	MR	46,187	2005	Owned	STX SB (Jinhae)
TORM REPUBLICAN (9)	MR	46,955	2006	Owned	Hyundai Mipo
TORM RESILIENCE	MR	49,999	2005	Owned	STX SB (Jinhae)
TORM SINGAPORE	MR	51,737	2011	Owned	Hyundai Mipo
TORM SOLUTION	MR	49,999	2019	Owned	GSI Nansha
TORM SOVEREIGN	MR	49,999	2017	Owned	Hyundai Mipo
TORM SPLENDID	MR	49,999	2020	Owned	GSI Nansha
TORM STELLAR	MR	49,999	2020	Owned	GSI Nansha
TORM STRENGTH	MR	49,999	2019	Owned	GSI Nansha
TORM STRONG	MR	49,999	2019	Owned	GSI Nansha

Vessel Name	Type	DWT	Year Built	Ownership	Shipyard(1)
TORM SUBLIME	MR	49,999	2019	Owned	GSI Nansha
TORM SUCCESS	MR	49,999	2019	Owned	GSI Nansha
TORM SUPREME	MR	49,999	2017	Owned	Hyundai Mipo
TORM THAMES	MR	47,036	2005	Owned	Hyundai Mipo
TORM THOR	MR	49,842	2015	Owned	Sungdong SB
TORM THUNDER	MR	49,842	2015	Owned	Sungdong SB
TORM TIMOTHY	MR	49,842	2015	Owned	Sungdong SB
TORM TITAN	MR	49,842	2016	Owned	Sungdong SB
TORM TORINO	MR	49,842	2016	Owned	Sungdong SB
TORM TROILUS	MR	49,842	2016	Owned	Sungdong SB
TORM VOYAGER	MR	45,916	2008	Owned	Brod. Trogir
TORM DAGMAR	MR	49,999	2015	Owned	Hyundai Mipo
TORM DIANA	MR	49,999	2016	Owned	Hyundai Mipo
TORM DANICA	MR	49,999	2015	Owned	Hyundai Mipo
TORM DORIS	MR	49,999	2015	Owned	Hyundai Mipo
TORM DENISE	MR	49,999	2015	Owned	Hyundai Mipo
TORM DAGNY	MR	49,999	2015	Owned	Hyundai Mipo
TORM DEBORAH	MR	49,999	2015	Owned	Hyundai Mipo
TORM DAPHNE	MR	49,999	2015	Owned	Hyundai Mipo
TORM DAMINI	MR	49,746	2014	Owned	Hyundai Mipo
TORM DIWATA	MR	49.746	2014	Owned	Hyundai Mipo
TORM DURGA	MR	49,680	2014	Owned	Hyundai Mipo
TORM DULCE	MR	49,680	2014	Owned	Hyundai Mipo

(1)

As used in this prospectus, Hyundai refers to Hyundai Heavy Industries Co. Ltd., South Korea; Dalian Shipbuilding refers to Dalian Shipbuilding Industry Co. Ltd., China; New Century SB refers to New Century Shipbuilding Co. Ltd., China; STX SB refers to STX Offshore and Shipbuilding Co. Ltd., South Korea; Hyundai Mipo refers to Hyundai Mipo Dockyard Co. Ltd., South Korea; GSI refers to Guangzhou Shipyard International Co., Ltd, China (either Nansha or Liwan); Brod. Trogir refers to Brodotrogir Shipyard Trogir, Croatia; Sungdong SB refers to Sungdong Shipbuilding & Marine Engineering Co. Ltd., South Korea; STX SB (Jinhae) refers to STX Shipbuilding Co., Ltd., South Korea; and New Times SB refers to New Times Shipbuilding Co., Ltd., China.

(2)

Vessels were sold and leased back on bareboat charter with contract expirations in 2026. We have a purchase option for the individual vessels. No sales were recorded under IFRS and hence the vessels have not been derecognized from our balance sheet and we recorded a corresponding financial liability for the cash we received.

(3)

Vessels were sold and leased back on bareboat charter with a contract expiration in 2029. We have a purchase obligation for the individual vessels. No sales were recorded under IFRS and hence the vessels have not been derecognized from our balance sheet and we recorded a corresponding financial liability for the cash we received.

(4)

Vessels were sold and leased back on bareboat charter with a contract expiration in 2030. We have a purchase obligation for the vessels. No sale was recorded under IFRS and hence the vessel has not been derecognized from our balance sheet and we recorded a corresponding financial liability for the cash we received.

(5)

Vessels were sold and leased back on bareboat charter with a contract expiration in 2031. We have a purchase obligation for the vessels. No sale was recorded under IFRS and hence the vessel has not been derecognized from our balance sheet and we recorded a corresponding financial liability for the cash we received.

(6)

Vessel was sold and leased back on bareboat charter with a contract expiration in 2032. We have a purchase option for the individual vessel. No sale was recorded under IFRS and hence the vessel has not been derecognized from our balance sheet and we recorded a corresponding financial liability for the cash we received.

(7)

Vessel was sold and leased back on bareboat charter with a contract expiration in 2033. We have a purchase option for the individual vessel. No sale was recorded under IFRS and hence the vessel has not been derecognized from our balance sheet and we recorded a corresponding financial liability for the cash we received.

(8)	TORM entered into an agreement in late November 2024 to sell the vessel that is expected to be delivered to the new owner in December 2024.
(9)	TORM entered into an agreement in early December 2024 to sell the vessel that is expected to be delivered to the new owner in December 2024.

Recent and Other Developments

In late November 2024 and early December 2024, TORM entered into agreements to sell one 2005-built MR vessel (TORM Helvig) and one 2006-built MR vessel (TORM Republican), respectively, that are expected to be delivered to the new owners in December 2024.

Corporate and Other Information

TORM plc is a public limited company incorporated under the laws of England and Wales on October 12, 2015 under the name Anchor Admiral Limited with company number 09818726. Anchor Admiral Limited was renamed TORM Limited on November 26, 2015, and TORM Limited was renamed TORM plc on January 20, 2016. TORM plc’s registered office is at Office 506 | 20 St Dunstan’s Hill, London, EC3R 8HL, United Kingdom. Our telephone number at this address is +44 203 795 2794. Our main commercial and technical activities are managed out of our office at Tuborg Havnevej 18, DK-2900 Hellerup, Denmark. Our telephone number at that address is +45 39 17 92 00. We also have nine offices located in Mumbai (India), New Delhi (India), Pune (India), Manila (Philippines), Cebu (Philippines), Singapore (Singapore), Houston (Texas, USA), Wilmington (Delaware, USA) and Dubai (United Arab Emirates). Our website is www.torm.com. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC’s Internet site is www.sec.gov. None of the information contained on these websites is incorporated into or forms a part of this prospectus.

Our Class A common shares are listed on both Nasdaq Copenhagen and Nasdaq New York under the symbols “TRMD A” and “TRMD,” respectively.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider all of the information included or incorporated by reference into this prospectus and in any prospectus supplement, including the risks described under the heading “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on March 7, 2024, as updated by annual and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. Please see the section of this prospectus entitled “Where You Can Find Additional Information.”

The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS

We intend to use net proceeds from the sale of the securities as set forth in the applicable prospectus supplement, which may include general corporate purposes, asset purchases, debt repayment and strategic transactions. We will not receive any proceeds from sales by a selling shareholder.

CAPITALIZATION

Updated information about our capitalization will be included in applicable future prospectus supplements. The following table sets forth our capitalization as of September 30, 2024, on an:

•	actual basis; and

•	as adjusted basis to give effect to:

•	the decrease in cash of $116.8 million and increase in borrowings of $ 33.0 million in connection with vessel deliveries from September 30, 2024 to the date of this prospectus;

•	the capital increase in connection with vessel deliveries from September 30, 2024 to the date of this prospectus, 2024 in the amount of $64.5 million; and

•	the dividend payment on December 4, 2024 in the amount of $1.20 per share, or $117.3 million.

There have been no other material adjustments to our capitalization since September 30, 2024, as so adjusted.

(USD million)	Actual	As Adjusted
Cash and cash equivalents (including restricted cash)*	$398.3	$164.2

Borrowings**	$1,212.3	$1,245.3

Preferred shares ($0.01 par value; one Class B share and one Class C share)	$0.0	$0.0
Common shares ($0.01 par value); 95,654,335 shares authorized	$1.0	$1.0
Share premium	$206.6	$271.1
Treasury Shares	$(4.2)	$(4.2)
Hedging reserves	$15.6	$15.6
Translation reserves	$(0.3)	$(0.3)
Other reserves	$320.0	$202.7
Retained profit	$1,501.7	$1,501.7

Total shareholder’s equity	$2,040.4	$1,987.6

Total Capitalization	$3,252.7	$3,232.9

*

Cash and cash equivalents (including restricted cash) as adjusted, does not represent the actual consolidated cash and cash equivalents position of the Company and does not include the impact of cash flows from operations from September 30, 2024 through the date of this prospectus. Repayment on loans related to Marine Exhaust Technology A/S is excluded from the as adjusted numbers as it is deemed to be an insignificant amount.

**	Borrowings are presented net of a capitalized loan cost of $15.4 million as of September 30, 2024 and $16.8 million as of the date of this prospectus.

The above table should be read in conjunction with “Item 5. Operating and Financial Review and Prospects” and the consolidated financial statements and related notes included in the Annual Report on Form 20-F for the fiscal year ended December 31, 2023 as well as the unaudited interim condensed consolidated financial statements and related notes for the nine months ended September 30, 2024 that are included in the Form 6-K filed with the SEC on November 7, 2024. If necessary, updated information on our capitalization will be included in a prospectus supplement or in an exhibit to a Current Report on Form 6-K that is incorporated herein by reference.

PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus and any selling shareholder may sell our common shares through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

In addition, we may sell some or all of our securities, and any selling shareholder may sell our common shares included in this prospectus through:

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•

trading plans entered into by us or any selling shareholder pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

In addition, we or any selling shareholder may enter into options or other types of transactions that require us or them to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We or any selling shareholder may enter into hedging transactions with respect to our securities. For example, we or any selling shareholder may:

•	enter into transactions involving short sales of our common shares by broker-dealers;

•	sell common shares short and deliver the shares to close out short positions;

•

enter into option or other types of transactions that require us or any selling shareholder to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus;

•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares; or

•	a combination of the foregoing.

We or any selling shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or any selling shareholder or borrowed from us, any selling shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or any selling shareholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or any selling shareholder may otherwise loan or pledge securities (which may be newly-issued or outstanding securities) to a financial institution or other third party that in turn may sell the securities using this prospectus or on-lend the securities to third parties who may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Any selling shareholder and any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Furthermore, we, our executive officers, our directors and any selling shareholder may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for our common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by us or any selling shareholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the Nasdaq Capital Market, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.

We will bear costs relating to all of the securities offered and sold by us under this registration statement.

If more than five percent (5%) of the net proceeds of any offering of common shares made under this prospectus will be received by a Financial Industry Regulatory Authority, or FINRA, member participating in the offering or affiliates or associated persons of such a FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

SELLING SHAREHOLDERS

This prospectus may also, from time to time, relate to an offering by one or more selling shareholder(s) of its or their shares. Selling shareholder(s) may sell all or a portion of the shares beneficially owned by them and offered from time to time directly or through one or more underwriters or dealers. Unless otherwise specified in a prospectus supplement, the selling shareholder(s) will be responsible for underwriting discounts or commissions or agent’s commissions. The selling shareholder(s) may sell its or their shares in one or more transactions at negotiated fixed prices, at prevailing market prices at the time of the sale or at varying prices determined at the time of sale. These sales may be effected in transactions which may be structured as block trades or using any other method permitted pursuant to applicable laws, rules and regulations, as described in the applicable prospectus supplement. The selling shareholders, who will be named in a prospectus supplement, may offer and sell Class A common shares from time to time pursuant to this prospectus. We will not receive any of the proceeds from any sale of our Class A common shares by any of the selling shareholders.

DESCRIPTION OF SHARE CAPITAL

The following is a summary of the description of our share capital. Because the following is a summary, it does not contain all information that you may find useful. For more complete information, you should read our Memorandum and Articles of Association, which were filed as Exhibit 1.1 to our Annual Report on Form 20-F for the year ended December 31, 2023, initially filed with the SEC on March 7, 2024 and thereafter amended. Please see the section of this prospectus entitled “Where You Can Find Additional Information.”

Share Capital

Issued and Authorized Capitalization

As of the date of this prospectus, our share capital consists of 97,814,051 Class A common shares, including 493,371 treasury shares, one Class B share, par value $0.01 per share and one Class C share, par value $0.01 per share.

We plan to solicit the approval of our shareholders and apply for a court order from the Companies Court in England and Wales to effect the cancellation of 493,371 treasury shares that we purchased in share buybacks on Nasdaq Copenhagen A/S in 2016 and 2020. The cancellation of these treasury shares is intended to rectify the fact that these repurchases were not made in accordance with the UK Companies Act, which distinguishes between buybacks effected through “market purchases” and “off-market purchases.” We effected these buybacks under “market purchase” resolutions; however, for purposes of the UK Companies Act, Nasdaq Copenhagen A/S is an overseas exchange, making it ineligible for buybacks conducted under the “market purchase” provisions. The cancellation of the affected treasury shares will not affect the rights attached to, or result in any other change to, any of our other shares (or their nominal value).

Our Shares

Class A common shares. Each outstanding Class A common share has (i) on a poll, one (1) vote on all matters at the general meeting (other than the election or removal of the Deputy Chairman), (ii) pre-emption rights upon any new issue of equity securities (including Class A common shares) for cash (unless otherwise provided by the UK Companies Act or our Articles of Association, or as disapplied by the relevant shareholders’ resolution) and (iii) the right to receive dividends, as well as liquidation proceeds and other distributions, that we may declare from time to time. The Class A common shares are not redeemable, either in full or in part.

Class B share. The one outstanding Class B share, par value $0.01, is held by a trustee on behalf of our minority shareholders (the Class A common shareholders other than Njord Luxco or its affiliates) pursuant to the terms of a minority trust deed, which is filed as Exhibit 2.2 to the 2023 Form 20-F. The Class B share has (i) one vote at our general meetings, (ii) no pre-emptive subscription rights in relation to any issue of new shares of other classes and (iii) effectively carries no right to receive dividends, liquidation proceeds or other distributions from us. The holder of the Class B share has the right to elect one member to our Board of Directors (the Deputy Chairman) as well as appoint one Board Observer. Currently, David Weinstein serves as the Class B share elected director. The Class B share may not be transferred or pledged, except for a transfer to a replacement trustee or a redemption by us. The Class B share is required to be redeemed when the Class C share is redeemed. The trustee is required to exercise its rights as holder of the Class B share at the direction of such minority shareholders. Such minority shareholders are able to direct the trustee as the holder of the Class B share by responding to a directions request distributed to such minority shareholders in accordance with the terms of the minority trust deed.

Class C share. The one outstanding Class C share, par value $0.01, is held by Njord Luxco. The holder of the Class C share has 350,000,000 votes at our general meetings on specified matters, described below. Based on Njord Luxco’s share ownership as of the date of this prospectus of 40,581,120 Class A common shares and the Class C share, Njord Luxco has 390,581,120 votes.

The Class C share votes may only be cast on resolutions in respect of the appointment or removal of directors (excluding the Deputy Chairman) and certain amendments to the Articles of Association, proposed by the Board of Directors. The Class C share votes may not be cast on resolutions in respect of any amendments to certain reserved matters, as specified in our Articles of Association, (unless those reserved matters also constitute changes to our Articles of Association on which the Class C share is entitled to vote), pre-emptive rights of shareholders, rights attached to the Class B share and other minority protection rights provisions contained in our Articles of Association.

The Class C share has no pre-emption rights in relation to any issue of new shares of other classes and effectively carries no right to receive dividends, liquidation proceeds or other distributions from us. The Class C share may not be transferred or pledged, except to an affiliate of Njord Luxco or pursuant to redemption by us. The Class C will be automatically redeemed when Njord Luxco and its affiliates cease to beneficially own at least one third of our issued Class A common shares. The voting rights attached to the Class C share have the practical effect of allowing Njord Luxco to control the Board of Directors of TORM plc and to make amendments to the Articles of Association proposed by the Board of Directors, other than amendments to the minority protections. Even when Njord Luxco holds only a third of the issued Class A common shares, the votes cast by Njord Luxco would represent approximately 85.6% of the votes that may be cast on resolutions on which the Class C share may vote.

Our Share History

As of December 31, 2021, TORM’s total share capital was $812,332.71 consisting of 81,233,269 Class A common shares, one Class B share and one Class C share both with a par value of $0.01 per share.

As of December 31, 2022, TORM’s total share capital was $823,112.99 consisting of 82,311,299 Class A common shares, one Class B share and one Class C share both with a par value of $0.01 per share.

As of December 31, 2023, TORM’s total share capital was $862,256.86 consisting of 86,225,684 Class A common shares, one Class B share and one Class C share both with a par value of $0.01 per share.

From January 1, 2024 to the date of this prospectus, TORM has increased its share capital by 11,588,367 Class A common shares.

After the capital increases, our share capital amounts to $978,140.53 divided into 97,814,051 Class A common shares of $0.01 each, one Class B share of $0.01 and one Class C share of $0.01. A total of 97,814,051 votes are attached to the Class A common shares. The Class B share and the Class C share have specific voting rights.

Reconciliation of the Number of Class A Common Shares Outstanding as of the date of this prospectus

Shares outstanding at December 31, 2021	81,233,269
Number of Class A common shares issued in connection with exercise of RSUs	1,078,030
Shares outstanding at December 31, 2022	82,311,299
Number of Class A common shares issued in connection with exercise of RSUs	1,137,569
Number of Class A common shares issued in connection with acquisition of vessels	2,776,816
Shares outstanding at December 31, 2023	86,225,684
Number of Class A common shares issued in connection with exercise of RSUs	1,345,438
Number of Class A common shares issued in connection with acquisition of vessels	10,242,929
Shares outstanding at the date of this prospectus	97,814,051

Share Capital Increases

On January 5, 2024, we increased our share capital by 1,313,482 Class A common shares (corresponding to a nominal value of $13,134.82) as a result of the increase in 660,714 Class A common shares (corresponding to a nominal value of $6,607.14) as a result delivery of the third of four eco MR product tanker vessels (TORM Denise) acquired in the fourth quarter of 2023 and the increase in 652,768 Class A common shares (corresponding to a nominal value of $6,527.68) as a result of the first of eight eco LR2 product tanker vessels (TORM Gwendolyn) acquired in the fourth quarter of 2023. After the capital increase, our share capital amounted to $875,391.68 divided into 87,539,166 Class A common shares of $0.01 each, one Class B share of $0.01 and one Class C share of $0.01.

On January 11, 2024, we increased our share capital by 1,284,791 Class A common shares (corresponding to a nominal value of $12,847.91) as a result of the increase in 660,714 Class A common shares (corresponding to a nominal value of $6,607.14) as a result delivery of the final of four eco MR product tanker vessels (TORM Danica) acquired in the fourth quarter of 2023 and the increase in 624,077 Class A common shares (corresponding to a nominal value of $6,240.77) as a result of the second of eight eco LR2 product tanker vessels (TORM Gabriella) acquired in the fourth quarter of 2023. After the capital increase, our share capital amounted to $888,239.59 divided into 88,823,957 Class A common shares of $0.01 each, one Class B share of $0.01 and one Class C share of $0.01.

On January 16, 2024, we increased our share capital by 638,013 Class A common shares (corresponding to a nominal value of $6,380.13) as a result of the increase in 616,746 Class A common shares (corresponding to a nominal value of $6,167.46) as a result of the third of eight eco LR2 product tanker vessels (TORM Gwyneth) acquired in the fourth quarter of 2023 and as a result of the increase in 21,267 Class A common shares (corresponding to a nominal value of $212.67) as a result of the exercise of a corresponding number of RSUs. After the capital increase, our share capital amounted to $894,619.72 divided into 89,461,970 Class A common shares of $0.01 each, one Class B share of $0.01 and one Class C share of $0.01.

On January 24, 2024, we increased our share capital by 1,237,266 Class A common shares (corresponding to a nominal value of $12,372.66) as a result of the increase in 1,223,088 Class A common shares (corresponding to a nominal value of $12,230.88) as a result of the fourth and fifth of eight eco LR2 product tanker vessels (TORM Ganga and TORM Gitte) acquired in the fourth quarter of 2023 and as a result of the increase in 14,178 Class A common shares (corresponding to a nominal value of $141.78) as a result of the exercise of a corresponding number of RSUs. After the capital increase, our share capital amounted to $906,992.38 divided into 90,699,236 Class A common shares of $0.01 each, one Class B share of $0.01 and one Class C share of $0.01.

On January 30, 2024, we increased our share capital by 23,198 Class A common shares (corresponding to a nominal value of $231.98) as a result of the exercise of a corresponding number of RSUs. After the capital increase, our share capital amounted to $907,224.36 divided into 90,722,434 Class A common shares of $0.01 each, one Class B share of $0.01 and one Class C share of $0.01.

On February 8, 2024, we increased our share capital by 6,905 Class A common shares (corresponding to a nominal value of $69.05) as a result of the exercise of a corresponding number of RSUs. After the capital increase, our share capital amounted to $907,293.41 divided into 90,729,339 Class A common shares of $0.01 each, one Class B share of $0.01 and one Class C share of $0.01.

On March 12, 2024, we increased our share capital by 620,473 Class A common shares (corresponding to a nominal value of $6,204.73) as a result of the exercise of a corresponding number of RSUs. After the capital increase, our share capital amounted to $913,498.14 divided into 91,349,812 Class A common shares of $0.01 each, one Class B share of $0.01 and one Class C share of $0.01.

On March 19, 2024, we increased our share capital by 744,668 Class A common shares (corresponding to a nominal value of $7,446.68) as a result of the increase in 698,590 Class A common shares (corresponding to a nominal value of $6,985.90) as a result of the delivery of sixth of the eight LR 2 vessel (TORM Gemma) acquired in the fourth quarter of 2023 and as a result of the increase in 46,078 Class A common shares (corresponding to a nominal value of $460.78) as a result of the exercise of a corresponding number of RSUs. After the capital increase, our share capital amounted to $920,944.82 divided into 92,094,480 Class A common shares of $0.01 each, one Class B share of $0.01 and one Class C share of $0.01.

On March 22, 2024, we increased our share capital by 570,006 Class A common shares (corresponding to a nominal value of $5,700.06) as a result of the delivery of the seventh of the eight LR2 vessels (TORM Gloria). After the capital increase, our share capital amounted to $926,644.88 divided into 92,664,486 Class A common shares of $0.01 each, one Class B share of $0.01 and one Class C share of $0.01.

On March 26, 2024, we increased our share capital by 71,152 Class A common shares (corresponding to a nominal value of $711.52) as a result of the exercise of a corresponding number of RSUs. After the capital increase, our share capital amounted to $927,356.40 divided into 92,735,638 Class A common shares of $0.01 each, one Class B share of $0.01 and one Class C share of $0.01.

On April 4, 2024, we increased our share capital by 725,483 Class A common shares (corresponding to a nominal value of $7,254.83) as a result of increase in 679,102 shares (corresponding to a nominal value of $6,791.02) from the delivery of the last LR2 vessel acquired in the fourth quarter 2023 (TORM Grace) and the increase in 46,381 Class A common shares (corresponding to a nominal value of $463.81) as a result of the exercise of a corresponding number of RSUs. After the capital increase, our share capital amounted to $934,611.23 divided into 93,461,121 Class A common shares of $0.01 each, one Class B share of $0.01 and one Class C share of $0.01.

On April 9, 2024, we increased our share capital by 255,200 Class A common shares (corresponding to a nominal value of $2,552.00) as a result of the exercise of a corresponding number of RSUs. After the capital increase, our share capital amounted to $937,163.23 divided into 93,716,321 Class A common shares of $0.01 each, one Class B share of $0.01 and one Class C share of $0.01.

On April 26, 2024, we increased our share capital by 683,009 Class A common shares (corresponding to a nominal value of $6,830.09) as a result of the delivery of the LR2 vessel acquired in January 2024 (TORM Genesis). After the capital increase, our share capital amounted to $943,993.32 divided into 94,399,330 Class A common shares of $0.01 each, one Class B share of $0.01 and one Class C share of $0.01.

On May 15, 2024, we increased our share capital by 48,985 Class A common shares (corresponding to a nominal value of $489.85) as a result of the exercise of a corresponding number of RSUs. After the capital increase, our share capital amounted to $944,483.17 divided into 94,448,315 Class A common shares of $0.01 each, one Class B share of $0.01 and one Class C share of $0.01.

On May 23, 2024, we increased our share capital by 36,399 Class A common shares (corresponding to a nominal value of $363.99) as a result of the exercise of a corresponding number of RSUs. After the capital increase, our share capital amounted to $944,847.16 divided into 94,484,714 Class A common shares of $0.01 each, one Class B share of $0.01 and one Class C share of $0.01.

On May 29, 2024, we increased our share capital by 3,589 Class A common shares (corresponding to a nominal value of $35.89) as a result of the exercise of a corresponding number of RSUs. After the capital increase, our share capital amounted to $944,883.05 divided into 94,488,303 Class A common shares of $0.01 each, one Class B share of $0.01 and one Class C share of $0.01.

On June 13, 2024, we increased our share capital by 26,938 Class A common shares (corresponding to a nominal value of $269.38) as a result of the exercise of a corresponding number of RSUs. After the capital increase, our share capital amounted to $945,152.43 divided into 94,515,241 Class A common shares of $0.01 each, one Class B share of $0.01 and one Class C share of $0.01.

On July 30, 2024, we increased our share capital by 335,285 Class A common shares (corresponding to a nominal value of $3,352.85) as a result of the delivery of the first MR vessel acquired in July 2024 (TORM Diwata). After the capital increase, our share capital amounted to $948,505.28 divided into 94,850,526 Class A common shares of $0.01 each, one Class B share of $0.01 and one Class C share of $0.01.

On August 23, 2024, we increased our share capital by 59,300 Class A common shares (corresponding to a nominal value of $593.00) as a result of the exercise of a corresponding number of RSUs. After the capital increase, our share capital amounted to $949,098.28 divided into 94,909,826 Class A common shares of $0.01 each, one Class B share of $0.01 and one Class C share of $0.01.

On September 3, 2024, we increased our share capital by 364,874 Class A common shares (corresponding to a nominal value of $3,648.74) as a result of the increase in 352,152 Class A common shares (corresponding to a nominal value of $3,521.52) as a result of the delivery of the second MR vessel acquired in July 2024 (TORM Durga) and the increase in 12,722 Class A common shares (corresponding to a nominal value of $127.22) as a result of the exercise of a corresponding number of RSUs. After the capital increase, our share capital amounted to $952,747.02 divided into 95,274,700 Class A common shares of $0.01 each, one Class B share of $0.01 and one Class C share of $0.01.

On September 12, 2024, we increased our share capital by 352,152 Class A common shares (corresponding to a nominal value of $3,521.52) as a result of the delivery of the third MR vessel acquired in July 2024 (TORM Damini). After the capital increase, our share capital amounted to $956,268.54 divided into 95,626,852 Class A common shares of $0.01 each, one Class B share of $0.01 and one Class C share of $0.01.

On September 25, 2024, we increased our share capital by 27,483 Class A common shares (corresponding to a nominal value of $274.83) as a result the exercise of a corresponding number of RSUs. After the capital increase, our share capital amounted to $956,543.37 divided into 95,654,335 Class A common shares of $0.01 each, one Class B share of $0.01 and one Class C share of $0.01.

On October 9, 2024, we increased our share capital by 352,152 Class A common shares (corresponding to a nominal value of $3,521.52) as a result of the delivery of the fourth MR vessel acquired in July 2024 (TORM Dulce). After the capital increase, our share capital amounted to $960,064.89 divided into 96,006,487 Class A common shares of $0.01 each, one Class B share of $0.01 and one Class C share of $0.01.

On October 28, 2024, we increased our share capital by 421,247 Class A common shares (corresponding to a nominal value of $4,212.47) as a result of the increase in 414,158 Class A common shares (corresponding to a nominal value of $4,141.58) as a result of the delivery of the fifth MR vessel acquired in July 2024 (TORM Doris) and the increase in 7,089 Class A common shares (corresponding to a nominal value of $70.89) as a result of the exercise of a corresponding number of RSUs. After the capital increase, our share capital amounted to $964,277.36 divided into 96,427,734 Class A common shares of $0.01 each, one Class B share of $0.01 and one Class C share of $0.01.

On November 4, 2024, we increased our share capital by 417,026 Class A common shares (corresponding to a nominal value of $4,170.26) as a result of the delivery of the sixth MR vessel acquired in July 2024 (TORM Dagny). After the capital increase, our share capital amounted to $968,447.62 divided into 96,844,760 Class A common shares of $0.01 each, one Class B share of $0.01 and one Class C share of $0.01.

On November 27, 2024, we increased our share capital by 961,823 Class A common shares (corresponding to a nominal value of $9,618.23) as a result of the increase in 951,190 Class A common shares (corresponding to a nominal value of $9,511.90) as a result of the deliveries of the seventh and eighth MR vessels acquired in July 2024 (TORM Daphne and TORM Deborah) and the increase in 10,633 Class A common shares (corresponding to a nominal value of $106.33) as a result of the exercise of a corresponding number of RSUs. After the capital increase, our share capital amounted to $978,065.85 divided into 97,806,583 Class A common shares of $0.01 each, one Class B share of $0.01 and one Class C share of $0.01.

On December 18, 2024, we increased our share capital by 7,468 Class A common shares (corresponding to a nominal value of $74.68) as a result the exercise of a corresponding number of RSUs. After the capital increase, our share capital amounted to $978,140.53 divided into 97,814,051 Class A common shares of $0.01 each, one Class B share of $0.01 and one Class C share of $0.01.

Transfer Agent

The transfer Agent is Computershare Inc, Dept CH 19228, Palatine, IL 60055, USA.

Listing

Our Class A common shares are listed on Nasdaq under the symbol “TRMD” and on Nasdaq Copenhagen A/S under the symbol “TRMD A.”

Takeover Rules

With effect from February 3, 2025, subject to a transitional period lasting until February 2, 2027 during which time the Company will be able to put in place alternative arrangements, the UK Takeover Code will no longer apply to the Company as a company registered in the United Kingdom, traded solely on overseas markets, as the Company will not have been “UK-listed” at any time in the previous three years.

Memorandum and Articles of Association

The description of our Memorandum and Articles of Association is incorporated herein by reference to our Annual Report on Form 20-F for the year ended December 31, 2023, initially filed with the SEC on March 7, 2024 and thereafter amended, as updated by annual and other reports and documents we file with the SEC after the date of this prospectus and which are incorporated by reference herein, together with our Memorandum and Articles of Association, a copy of which were filed as Exhibit 1.1 thereto.

DESCRIPTION OF DEBT SECURITIES

We may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. These indentures will be filed either as exhibits to an amendment to the registration statement of which this prospectus forms a part or as an exhibit to a report under the Exchange Act, that will be incorporated by reference into the registration statement of which this prospectus forms a part or a prospectus supplement. We refer to any applicable prospectus supplement, amendment to the registration statement and/or Exchange Act report as “subsequent filings”. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are each referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, and will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto). The aggregate principal amount of debt securities which may be issued under each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series. Our debt securities may be convertible or exchangeable into any of our equity or other debt securities. The Company may also offer and issue “debt-like securities” as permitted under the U.S. securities laws, pursuant to an applicable prospectus supplement.

The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. We refer to any applicable prospectus supplement, amendment to the registration statement of which this prospectus forms a part, and reports we file with the SEC under the Exchange Act as “subsequent filings.” The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.

General

We expect that neither indenture will limit the amount of debt securities which may be issued. The debt securities may be issued in one or more series.

You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

•	the designation, aggregate principal amount and authorized denominations;

•	the issue price, expressed as a percentage of the aggregate principal amount;

•	the maturity date;

•	the interest rate per annum, if any;

•

if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or exchangeability provisions;

•	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;

•	whether the debt securities will be our senior or subordinated securities;

•	whether the debt securities will be our secured or unsecured obligations;

•	the applicability and terms of any guarantees;

•

the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions, including discharge and defeasance;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;

•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

•	any events of default not set forth in this prospectus;

•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

•

if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

•

if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•

if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the debt securities;

•	whether the debt securities will be issued in the form of global securities or certificates in registered form;

•	any listing on any securities exchange or quotation system;

•	additional provisions, if any, related to defeasance and discharge of the debt securities; and

•	any other special features of the debt securities.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the SEC relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in minimum denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the SEC relating to those securities.

We refer you to the applicable subsequent filings for the particular terms and provisions of the debt securities offered by any prospectus supplement.

Senior Debt Securities

We may issue senior debt securities, which may be secured or unsecured, under the senior debt indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our debt in the prospectus supplement.

Subordinated Debt Securities

We may issue subordinated debt securities under a subordinated debt indenture. These subordinated debt securities would rank subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in the applicable prospectus supplement.

Covenants

Any series of debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

•	our ability to incur either secured or unsecured debt, or both;

•	our ability to make certain payments, dividends, redemptions or repurchases;

•	our ability to create dividend and other payment restrictions affecting our subsidiaries;

•	our ability to make investments;

•	mergers and consolidations by us or our subsidiaries;

•	sales of assets by us;

•	our ability to enter into transactions with affiliates;

•	our ability to incur liens;

•	sale and leaseback transactions; and

•	any integral multiple thereof, the denominations in which the debt securities of the series will be issuable.

Modification of the Indentures

We expect that each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:

(1)	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

(2)

reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3)	reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;

(4)

waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5)	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

(6)

makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7)	waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;

will be effective against any holder without his consent. Other terms as specified in subsequent filings may be modified without the consent of the holders.

Events of Default

We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:

•	default in any payment of interest when due which continues for 30 days;

•	default in any payment of principal or premium at maturity;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

•

default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of debt securities.

We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

We expect that each indenture will require us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee indemnity and security reasonably satisfactory to it. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

We expect that the terms of each indenture will provide us with the right to omit complying with specified covenants and specified events of default described in a subsequent filing upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.

We expect that to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offed debt securities permitted a discharge defeasance.

Form of Debt Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either in registered form, where our obligation runs to the holder of the security named on the face of the security, or in bearer form, where our obligation runs to the bearer of the security.

Definitive securities name you or your nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.

Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those debt securities. We anticipate that the following provisions will apply to all depositary arrangements:

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture.

Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest in that registered global security, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders of a registered global security or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of us or agent of the trustee will have any responsibility or liability to owners of beneficial interests for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We expect that the indenture will provide that if the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will be required to issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the indenture is expected to allow us to decide, at any time and in our sole discretion, to not have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., as DTC’s nominee.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, in which the price of such warrants will be payable;

•

the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us, a basket of such securities, an index or indices of such securities, or any combination of the above, as specified in the applicable prospectus supplement; or

•	currencies.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities or currencies at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities or currencies and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either a senior indenture or subordinated indenture.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.

The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

•	the exercise price for the rights;

•	the number of rights issued to each shareholder;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire;

•	the amount of rights outstanding;

•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see the section entitled “Where You Can Find Additional Information” of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of our rights, purchase contracts, warrants, debt securities, preferred shares, common shares or any combination of such securities. The applicable prospectus supplement will describe the terms of the offered units. We expect that such terms will include, among others:

•

the terms of the units and of the rights, purchase contracts, warrants, debt securities, preferred shares and common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

TAX CONSIDERATIONS

United States Federal Income Tax Considerations

The following is a discussion of the material United States federal income tax considerations that may be relevant to prospective investors in certain of the securities offered hereunder and, unless otherwise noted in the discussion, is the opinion of Seward & Kissel, LLP, our United States counsel, insofar as it contains legal conclusions with respect to matters of United States federal income tax law. The opinion of our counsel is dependent on the accuracy of factual representations made by us to them, including descriptions of our operations contained herein. A summary of material United States federal income tax considerations relevant to our debt securities and certain other securities will be provided in a supplemental prospectus.

This discussion does not purport to deal with the tax consequences of owning the securities offered under this prospectus relevant to all categories of investors, some of which, such as banks, insurance companies, real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations, dealers in securities or currencies, traders in securities that elect the mark-to-market method of accounting for their securities, investors whose functional currency is not the U.S. dollar, investors that are or own the offered securities through partnerships or other pass-through entities, investors that own, actually or under applicable constructive ownership rules, 10% or more of our equity, persons that will hold the offered securities as part of a hedging transaction, “straddle” or “conversion transaction,” persons who are deemed to sell the offered securities under constructive sale rules, persons required to recognize income for U.S. federal income tax purposes no later than the taxable year in which such income is included on an “applicable financial statement” and persons who are liable for the alternative minimum tax may be subject to special rules. The following discussion of United States federal income tax matters is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, judicial decisions, administrative pronouncements, and existing and proposed regulations issued by the United States Department of the Treasury, or the Treasury Regulations, all as in effect or in existence on the date of this prospectus, and all of which are subject to change, possibly with retroactive effect. This discussion does not address any aspect of state, local, or any U.S. federal tax considerations other than income taxation, such as estate or gift taxation or unearned income Medicare contribution taxation. This discussion deals only with holders who purchase securities in connection with this offering and hold such securities as a capital asset. The discussion below is based, in part, on the description of our business as described in this prospectus and assumes that we conduct our business as described in this prospectus. Unless otherwise noted, references in the following discussion to the “Company,” “we,” “our,” and “us” are to TORM plc and its subsidiaries on a consolidated basis.

United States Federal Income Taxation of the Company

Taxation of Operating Income: In General

We anticipate that substantially all of our gross income will be derived from the use and operation of vessels in international commerce, and that this income will principally consist of freights from the transportation of cargos, hire or lease income from voyage or time charters and the performance of services directly related thereto, which we refer to as “shipping income”. Unless exempt from U.S. federal income taxation under Section 883 of the Code, under Article 8 of the U.S.-United Kingdom Income Tax Treaty or under Article 8 of the U.S.-Denmark Income Tax Treaty, we will be subject to U.S. federal income taxation, in the manner discussed below, to the extent our shipping income is considered for U.S. federal income tax purposes to be derived from sources within the United States.

Shipping income that is attributable to transportation that begins or ends, but that does not both begin and end in the United States, will be considered for U.S. federal income tax purposes to be 50% derived from sources within the United States. Shipping income attributable to transportation that both begins and ends in the United States will be considered to be 100% derived from sources within the United States. We are not permitted by law to engage in transportation that gives rise to 100% U.S. source shipping income.

Shipping income attributable to transportation exclusively between non-U.S. ports will be considered to be 100% derived from sources outside the United States. Shipping income derived from sources outside the United States will not be subject to any U.S. federal income tax.

We do not expect that we or our subsidiaries to qualify for exemption from tax under Section 883 of the Code, although we and our subsidiaries may qualify in the future if there is a change in our capital structure. See below for a discussion of the requirements for qualification under Section 883.

We and/or one or more of our subsidiaries (collectively referred to as “we” for purposes of this paragraph) may qualify for exemption from tax under the terms of the U.S.-United Kingdom Income Tax Treaty or U.S.-Denmark Income Tax Treaty. Whether we so qualify depends, among other things, on whether we satisfy the Limitation on Benefits article of the applicable U.S. income tax treaty. In particular, we would generally satisfy the Limitation on Benefits article if we can establish that we are engaged in the active conduct of a trade or business in the United Kingdom or Denmark, whichever is applicable, our U.S. source shipping income is derived in connection with, or is incidental to, such trade or business, and such trade or business activity in the applicable treaty jurisdiction is substantial in relation to our trade or business activity in the United States. Additionally, we may also be able to satisfy the Limitation on Benefits article of the U.S.-Denmark Income Tax Treaty if we can establish that our principal class of shares is regularly traded on a recognized stock exchange, such as Nasdaq Copenhagen, and either (i) primarily traded on a recognized stock exchange located in Denmark, or (ii) our primary place of management and control is in Denmark, our country of residence. For this purpose, our Class A common shares would generally be considered our primary class of shares if the Class A common shares represent more than 50% of the voting power and value of the Company. Additionally for this purpose, our Class A common shares would be treated as regularly traded if the Class A common shares are traded in more than de minimis quantities each quarter, and if the aggregate number of Class A common shares traded during the prior taxable year is at least 6% of the average number of Class A common shares during such prior taxable year. Given the legal and factual uncertainties in making the foregoing determination, there can be no assurance that we will qualify for exemption from tax under a U.S. federal income tax treaty, or that the IRS or a court of law will agree with our determination in this regard.

Exemption Under Section 883 of the Code

Under Section 883 of the Code and the Treasury Regulations promulgated thereunder, or “Section 883,” we and each of our subsidiaries that derives U.S. source shipping income will qualify for exemption from U.S. federal income tax under Section 883 in respect of such shipping income if, in relevant part:

•

we and each such subsidiary is organized in a “qualified foreign country” which, as defined, is a foreign country that grants an equivalent exemption from tax to corporations organized in the United States in respect of the shipping income for which exemption is being claimed under Section 883, which we refer to as the “country of organization requirement”; and either

•

more than 50% of the value of our stock is owned actually or constructively under specified attribution rules by “qualified shareholders” (which as defined includes, among other things, individuals who are “residents” of qualified foreign countries and corporations that are organized in qualified foreign countries and meet the Publicly-Traded Test discussed immediately below), which we refer to as the “50% Ownership Test,” or

•

our stock is “primarily” and “regularly” traded on an “established securities market” in our country of organization, in another country that grants an “equivalent exemption” to U.S. corporations or in the United States, which we refer to as the “Publicly-Traded Test”.

As the IRS has recognized the United Kingdom, our country of incorporation, and each of the countries of incorporation of our subsidiaries, including Denmark, as a qualified foreign country in respect of the shipping income for which exemption is being claimed under Section 883, we and each of our subsidiaries satisfy the country of organization requirement. Therefore, each of our subsidiaries will be exempt from U.S. federal income tax with respect to our U.S. source shipping income if we satisfy either the “50% Ownership Test” or the “Publicly-Traded Test” and certain substantiation and reporting requirements are met, thereby allowing each of our subsidiaries to satisfy the 50% Ownership Test. We do not anticipate to satisfy the 50% Ownership Test. Our ability to satisfy the Publicly-Traded Test is discussed below, and if we satisfy the Publicly-Traded Test, each of our subsidiaries can satisfy the 50% Ownership Test since each would be owned by a qualified shareholder for such purposes.

The Treasury Regulations provide, in pertinent part, that a class of stock of a foreign corporation will be considered to be “primarily traded” on an established securities market in a country (such as Nasdaq Copenhagen) if the exchange is designated under a Limitations on Benefits article in a United States income tax treaty, and if the number of shares of such class of stock that are traded during any taxable year on all established securities markets in that country exceeds the number of shares of such class that are traded during that taxable year on established securities markets in any other single country. Currently, our shares are primarily traded on Nasdaq Copenhagen for purposes of the “primarily traded” test, although this may change in future years.

The Treasury Regulations provide further that stock of a foreign corporation will be considered to be “regularly traded” on an established securities market only if: (i) one or more classes of stock of the corporation that, in the aggregate, represents more than 50% of the stock of the corporation, by voting power and value, is listed on such established securities market, (ii) each such class of stock is traded on such established securities market, other than in de minimis quantities, on at least 60 days during the taxable year, and (iii) the aggregate number of shares of such stock traded on such established securities market is at least 10% of the average number of shares of such stock outstanding during such taxable year. Even if this were not the case, the Treasury Regulations provide that the trading frequency and trading volume tests will be deemed satisfied with respect to a class of stock that is traded on an established securities market in the United States if such stock is regularly quoted by dealers making a market in such stock. Although we have a class of stock that is listed on the Nasdaq New York, an established securities market in the United States, we do not anticipate satisfying the requirement that our stock be “regularly traded” on an established securities market under the quantitative testing rules.

Even if our common stock was considered to be “regularly traded” on an established securities market, the Treasury Regulations provide, in pertinent part, that a class of stock of a foreign corporation will not be considered to be “regularly traded” on an established securities market for any taxable year in which 50% or more of the vote and value of the outstanding shares of such class of stock are owned, within the meaning of the Treasury Regulations, on more than half the days during such taxable year by persons who each own 5% or more of the vote and value of the outstanding shares of such class of stock, which persons we refer to as “5% shareholders” and the rule as the “5% override rule”.

For purposes of identifying our 5% shareholders, we are permitted to rely on Schedule 13G and Schedule 13D filings with the SEC. Even if our stock was considered “regularly traded” on an established securities market, we believe the 5% override rule would have been triggered and that we would not be able to rely on Section 883 for exemption from United States federal income taxation on our U.S. source shipping income.

Therefore, if we cannot qualify for benefits under an applicable U.S. income tax treaty, we would be subject to United States taxation on our U.S. source shipping income. We intend to take the position that we qualify for benefits of the U.S.-U.K. income tax treaty for purposes of Section 883. Therefore, we expect to be exempt from U.S. federal income taxation on U.S. source shipping income.

U.S. Federal Income Taxation in the Absence of Section 883 or Treaty Exemption

4% Gross Basis Tax Regime. To the extent the benefits of Section 883 or an applicable U.S. income tax treaty are unavailable, our U.S. source shipping income which is not considered to be “effectively connected” with the conduct of a U.S. trade or business, as discussed below, would be subject to a 4% U.S. federal income tax imposed by Section 887 of the Code on a gross basis, without the benefit of deductions, which we refer to as the “4% gross basis tax regime”. As under the sourcing rules described above, no more than 50% of our shipping income would be treated as derived from U.S. sources, the maximum effective rate of U.S. federal income tax on our shipping income should never exceed 2% under the 4% gross basis tax regime.

Net Basis and Branch Tax Regimes. To the extent the benefits of Section 883 or an applicable U.S. income tax treaty are unavailable and the U.S. source shipping income of a subsidiary is considered to be “effectively connected” with the conduct of a U.S. trade or business, as discussed below, any such “effectively connected” U.S. source shipping income, net of applicable deductions, would be subject to the U.S. federal income tax currently imposed at the corporate rate of 21%. In addition, such subsidiary may be subject to the U.S. branch profits tax, at a rate of 30% or such lower rate as may be provided by an applicable U.S. income tax treaty, on earnings “effectively connected” with the conduct of such U.S. trade or business, as determined after allowance for certain adjustments, and on certain interest paid or deemed paid attributable to the conduct of a relevant subsidiary’s U.S. trade or business

U.S. source shipping income will be considered “effectively connected” with the conduct of a U.S. trade or business only if:

•	we have, or are considered to have, a fixed place of business in the United States involved in the earning of shipping income; and

•

substantially all of our U.S. source shipping income is attributable to regularly scheduled transportation, such as the operation of a vessel that follows a published schedule with repeated sailings at regular intervals between the same points for voyages that begin or end in the United States.

We do not intend to have, or permit circumstances that would result in having, substantially all of our U.S. source shipping income be attributable to regularly scheduled transportation. Based on the foregoing and on the expected mode of our shipping operations, we expect that none of our U.S. source shipping income will be “effectively connected” with the conduct of a U.S. trade or business.

U.S. Taxation of Gain on Sale of Vessels.

Regardless of whether we qualify for exemption under Section 883 of the Code or the applicable U.S. income tax treaty, we do not expect to be subject to U.S. federal income taxation with respect to gain realized on a sale of a vessel, provided the sale is considered to occur outside of the United States under U.S. federal income tax principles. In general, a sale of a vessel will be considered to occur outside of the United States for this purpose if title to the vessel, and risk of loss with respect to the vessel, pass to the buyer outside of the United States. It is expected that any sale of a vessel by us will be considered to occur outside of the United States.

U.S. Tonnage Tax Regime

TORM Tanker Corporation has elected to be treated under the tonnage tax regime in the U.S. with respect to its income derived from qualifying shipping activities based on the net tonnage of the corporation’s qualifying U.S. flagged vessels.

Pursuant to this regime, TORM’s vessel-owning corporation in the U.S. will be subject to U.S. tax based predominantly upon the net tonnage of the vessels rather than income generated from operating the vessels (i.e., operating income). Based upon the net tonnage of our current U.S. vessels and the applicable rate of taxation, our U.S. subsidiary is expected to be liable for approximately $13,000 of U.S. tonnage tax for the year ended December 31, 2024.

In the event that tonnage tax schemes or other tax laws are changed in the future, our overall tax burden could increase, which could have a material adverse effect on our future performance, results of operations, cash flows and financial position.

U.S. Federal Income Taxation of U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of our common shares that is a U.S. citizen or resident for U.S. federal income tax purposes, a U.S. corporation or other U.S. entity taxable as a corporation, an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if (i) a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect to be treated as a U.S. person.

If a partnership holds our common shares, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding our common shares, you are encouraged to consult your own tax advisor.

Distributions

Subject to the discussion of passive foreign investment companies below, any distributions made by us with respect to our common shares to a U.S. Holder will generally constitute dividends to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Dividends paid with respect to our common shares to a U.S. Holder that is an individual, trust or estate, which we refer to as a “U.S. Individual Holder”, may be eligible for preferential U.S. federal income tax rates provided that (1) we are a “qualified foreign corporation”, (2) the U.S. Individual Holder has owned our common shares for more than 60 days during the 121-day period beginning 60 days before the date on which our common shares become ex-dividend, (3) we are not a passive foreign investment company for the taxable year of the dividend or the immediately preceding taxable year (which we do not believe we are, have been or will be) and (4) the U.S. Individual Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property.

We will be treated as a “qualified foreign corporation” if we qualify for benefits of a comprehensive income tax treaty to which the United States is a party, such as the U.S.-U.K. Income Tax Treaty or the U.S.-Denmark Income Tax Treaty, or if our common shares are readily tradable on an established securities market in the United States. We believe we qualify for the benefits of the U.S.-U.K. Income Tax Treaty or the U.S.-Denmark Income Tax Treaty, both of which are comprehensive income tax treaties, and our common shares are readily tradable on an established securities market in the United States because they are listed on Nasdaq New York. Therefore, we believe that any dividends paid by us to a U.S. Individual Holder on our common shares are eligible for these preferential rates. Any dividends paid by us which are not eligible for these preferential rates will be taxed as ordinary income to a U.S. Holder.

Distributions in excess of our current and accumulated earnings and profits will be treated first as a non-taxable return of capital to the extent of the U.S. Holder’s tax basis in its common shares on a dollar-for-dollar basis and thereafter as capital gain. U.S. Holders that are corporations will generally not be entitled to claim a dividend received deduction with respect to any distributions they receive from us. Dividends paid on our common shares will generally be treated as “passive category income” or, in the case of certain types of U.S. Holders, “general category income”, for purposes of computing allowable foreign tax credits for U.S. foreign tax credit purposes.

Special rules may apply to any “extraordinary dividend” — generally, a dividend in an amount which is equal to or in excess of 10% of a shareholder’s adjusted basis (or fair market value in certain circumstances) or dividends received within a one-year period that, in the aggregate, equal or exceed 20% of a shareholder’s adjusted tax basis (or fair market value upon the shareholder’s election) in a share of our common stock — paid by us. If we pay an “extraordinary dividend” on our common shares that is treated as “qualified dividend income”, then any loss derived by a non-corporate U.S. holder from the sale or exchange of such common shares will be treated as long-term capital loss to the extent of such dividend.

Dividends will be generally included in the income of U.S. Holders at the U.S. dollar amount of the dividend (including any non-U.S. taxes withheld therefrom), based upon the exchange rate in effect on the date of the distribution. In the case of foreign currency received as a dividend that is not converted by the recipient into U.S. dollars on the date of receipt, a U.S. Holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss recognized upon a subsequent sale or other disposition of the foreign currency, including the exchange for U.S. dollars, will be ordinary income or loss. However, an individual whose realized foreign exchange gain does not exceed U.S. $200 will not recognize that gain, to the extent that there are not expenses associated with the transaction that meet the requirement for deductibility as a trade or business expense (other than travel expenses in connection with a business trip or as an expense for the production of income).

Sale, Exchange or other Disposition of Our Common Shares

Subject to the discussion of passive foreign investment company status below, a U.S. Holder will generally recognize taxable gain or loss upon a sale, exchange or other disposition of our common shares in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder’s adjusted tax basis in the common shares. A U.S. Holder’s adjusted tax basis in its common shares generally will be the U.S. Holder’s purchase price for the common shares, reduced (but not below zero) by the amount of any distribution on such common shares that was treated as a nontaxable return of capital to such U.S. Holder. Such gain or loss will be capital gain or loss and will be treated as long-term capital gain or loss if the U.S. Holder’s holding period in the common shares is greater than one year at the time of the sale, exchange or other disposition. Such capital gain or loss will generally be treated as U.S.-source income or loss, as applicable, for U.S. foreign tax credit purposes. A U.S. Holder’s ability to deduct capital losses is subject to certain limitations.

If the sale of our common shares is subject to withholding or other foreign taxes, such as a non-resident capital withholding tax, it is possible that the foreign taxes may not be creditable, but instead be deductible if the taxpayer itemizes his or her deductions. Investors should consult their tax advisors in this regard.

Passive Foreign Investment Company Status and Significant U.S. Federal Income Tax Consequences

Special U.S. federal income tax rules apply to a U.S. Holder that holds stock in a foreign corporation classified as a passive foreign investment company, or “PFIC”, for U.S. federal income tax purposes. In general, a foreign corporation will be treated as a PFIC with respect to a U.S. shareholder in such foreign corporation if, for any taxable year in which such shareholder holds stock in such foreign corporation, either:

•

at least 75% of the corporation’s gross income for such taxable year consists of passive income (for example dividends, interest, capital gains and rents derived from other than in the active conduct of a rental business), or

•	at least 50% of the average value of the assets held by the corporation during such taxable year produces, or is held for the production of, passive income, which we refer to as “passive assets”.

For purposes of determining whether we are a PFIC, cash will generally be treated as an asset held for the production of passive income. Income earned or deemed earned by us in connection with the performance of services would not constitute passive income. By contrast, rental income would generally constitute passive income unless we are treated under specific rules as deriving the rental income in the active conduct of a rental business. Also, for purposes of determining whether we are a PFIC, we will be treated as owning our proportionate share of the assets and as receiving directly our proportionate share of the income of any corporation in which we own at least 25% by value of the stock of such corporation.

Based on our current operations and future projections, we do not believe that we are, nor do we expect to become, a PFIC with respect to any taxable year. Although there is no legal authority directly on point, our belief is based principally on the position that, for purposes of determining whether we are a PFIC, the gross income we derive or are deemed to derive from the time chartering and voyage chartering activities of us and our subsidiaries should constitute active income from the performance of services rather than passive, rental income. Correspondingly, such income should not constitute passive income, and the assets that we or our subsidiaries own and operate in connection with the production of such income, in particular the vessels, should not constitute passive assets for purposes of determining whether we are a PFIC. We anticipate that substantially all of our gross income will be derived from time and voyage charters and the performance of services directly related thereto, and that substantially all of the vessels in our fleet will be engaged in such activities.

We believe there is substantial legal authority supporting our position consisting of the Code, legislative history, case law and IRS pronouncements concerning the characterization of income derived from time charters and voyage charters as services income for other tax purposes. However, there is no direct legal authority under the PFIC rules addressing our specific method of operation, and there is authority which characterizes time charter income as rental income rather than services income for other tax purposes. In the absence of any legal authority specifically relating to the statutory provisions governing PFICs, the IRS or a court could disagree with our position. In addition, although we intend to conduct our affairs in a manner to avoid being classified as a PFIC with respect to any taxable year, we cannot assure that the nature or extent of our operations, or the composition of our income or assets, will not change and that we will not become a PFIC in the future.

As discussed more fully below, if we were to be treated as a PFIC for any taxable year, a U.S. Holder would be subject to different U.S. federal income taxation rules depending on whether the U.S. Holder makes an election to treat us as a “Qualified Electing Fund”, which election we refer to as a “QEF election”. As an alternative to making a QEF election, a U.S. Holder should be able to make a “mark-to-market” election with respect to our common shares, as discussed below.

If we were to be treated as a PFIC for any taxable year, a U.S. Holder would also be subject to special U.S. federal income tax rules in respect of such U.S. Holder’s indirect interest in any of our subsidiaries that are also treated as PFICs. Such a U.S. Holder would be permitted to make a QEF election in respect of any such subsidiary, as long as we timely provide the information necessary for such election, which we currently intend to do in such circumstances, but such a U.S. Holder would not be permitted to make a mark-to-market election in respect of such U.S. Holder’s indirect interest in any such subsidiary. In addition, if we were to be treated as a PFIC for any taxable year, and a U.S. Holder actually or constructively own common shares that exceed certain thresholds, a U.S. Holder would be required to file a Form 8621 with its U.S. federal income tax return for that year with respect to such Holder’s common shares. Substantial penalties apply to any failure to timely file a Form 8621, unless the failure is shown to be due to reasonable cause and not due to willful neglect. Also, in the event that a U.S. Holder is required to file a Form 8621 and does not do so, the statute of limitations on the assessment and collection of U.S. federal income taxes for such person for the related tax year may not close until three years after the date that the Form 8621 is filed. The application of the PFIC rules is complicated, and U.S. Holders are encouraged to consult with their tax advisors regarding the application of such rules in their circumstances.

U.S. Federal Income Taxation of U.S. Holders Making a Timely QEF Election

If a U.S. Holder makes a timely QEF election, which U.S. Holder we refer to as an “Electing Holder”, the Electing Holder must report each year for U.S. federal income tax purposes his pro rata share of our ordinary earnings and net capital gain, if any, for our taxable year that ends with or within the taxable year of the Electing Holder, regardless of whether or not distributions were received by the Electing Holder with respect to its commons shares. No portion of such inclusions of ordinary earnings will be entitled to the preferential U.S. federal income tax rates applicable to certain dividends discussed above. Net capital gain inclusions of certain non-corporate U.S. holders may be eligible for preferential capital gains rates. The Electing Holder’s adjusted tax basis in the common shares will be increased to reflect taxed but undistributed earnings and profits. Distributions of earnings and profits that had been previously taxed will result in a corresponding reduction in the adjusted tax basis in the common shares and will not be taxed again once distributed. An Electing Holder would not, however, be entitled to a deduction for its pro rata share of any losses that we incur with respect to any taxable year. An

Electing Holder can generally recognize capital gain or loss on the sale, exchange or other disposition of our common shares. A U.S. Holder would make a QEF election with respect to any taxable year that our company is a PFIC by filing an IRS Form 8621 with his U.S. federal income tax return. If we became aware that we were to be treated as a PFIC for any taxable year, we would provide each U.S. Holder with all necessary information in order to make the QEF election described above. A U.S. Holder who is treated as constructively owning shares in any of our subsidiaries which are treated as PFICs would be required to make a separate QEF election with respect to each such subsidiary when we are a PFIC.

U.S. Federal Income Taxation of U.S. Holders Making a “Mark-to-Market” Election

Alternatively, if we were to be treated as a PFIC for any taxable year and our common shares are treated as “marketable stock”, as we believe will be the case, a U.S. Holder would be allowed to make a “mark-to-market” election with respect to our common shares, provided the U.S. Holder completes and files an IRS Form 8621 in accordance with the relevant instructions and related Treasury Regulations. If that election is made, the U.S. Holder would generally include as ordinary income in each taxable year the excess, if any, of the fair market value of the common shares at the end of the taxable year over such Holder’s adjusted tax basis in the common shares. The U.S. Holder would also be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder’s adjusted tax basis in the common shares over its fair value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A U.S. Holder’s tax basis in its common shares would be adjusted to reflect any such income or loss amount. Gain realized on the sale, exchange or other disposition of our common shares would be treated as ordinary income, and any loss realized on the sale, exchange or other disposition of the common shares would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included in income by the U.S. Holder. A mark-to-market election would likely not be available for any of our subsidiaries that are treated as PFICs, nor would such election be available with respect to our warrants.

U.S. Federal Income Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election

Finally, if we were to be treated as a PFIC for any taxable year, a U.S. Holder who does not make either a QEF election or a “mark-to-market” election for that year, whom we refer to as a “Non-Electing Holder,” would be subject to special rules with respect to (1) any excess distribution (i.e. the portion of any distributions received by the Non-Electing Holder on our common shares in a taxable year in excess of 125% of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder’s holding period for the common shares) and (2) any gain realized on the sale, exchange or other disposition of our common shares. Under these special rules:

•	the excess distribution or gain would be allocated ratably over the Non-Electing Holder’s aggregate holding period for the common shares;

•

the amount allocated to the current taxable year and any taxable year before we became a PFIC would be taxed as ordinary income and would not be entitled to the preferential U.S. federal income tax rates applicable to certain dividends discussed above; and

•

the amount allocated to each of the other taxable years would be subject to tax at the highest rate in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed tax deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

These adverse U.S. federal income tax consequences would not apply to a pension or profit sharing trust or other tax-exempt organization that did not borrow funds or otherwise utilize leverage in connection with its acquisition of our common shares. If a Non-Electing Holder who is an individual dies while owning our common shares, such Holder’s successor would generally not receive a step-up in tax basis with respect to such common shares.

U.S. Federal Income Taxation of “Non-U.S. Holders”

A beneficial owner of our common shares that is not a U.S. Holder (and not an entity treated as a partnership) is referred to herein as a “Non-U.S. Holder”.

Distributions

Non-U.S. Holders will generally not be subject to U.S. federal income tax or withholding tax on dividends received with respect to our common shares, unless the dividends are “effectively connected” with the Non-U.S. Holder’s conduct of a trade or business in the United States or, if the Non-U.S. Holder is entitled to the benefits of an applicable U.S. income tax treaty with respect to those dividends, those dividends are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States.

Sale, Exchange or Other Disposition of Common Shares

Non-U.S. Holders will generally not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange or other disposition of our common shares unless: (i) the gain is “effectively connected” with the Non-U.S. Holder’s conduct of a trade or business in the United States or, if the Non-U.S. Holder is entitled to the benefits of an applicable U.S. income tax treaty with respect to that gain, that gain is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States or (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of disposition and other conditions are met.

If the Non-U.S. Holder is engaged in a U.S. trade or business for U.S. federal income tax purposes, the income from the common shares, including dividends on the underlying common shares and the gain from the sale, exchange or other disposition of the common shares that is “effectively connected” with the conduct of that U.S. trade or business, will generally be subject to U.S. federal income tax in the same manner as discussed in the previous section relating to the U.S. federal income taxation of U.S. Holders. In addition, in the case of a corporate Non-U.S. Holder, such Non-U.S. Holder’s earnings and profits that are attributable to the “effectively connected” income, subject to certain adjustments, may be subject to an additional U.S. federal branch profits tax at a rate of 30% or at a lower rate as may be specified by an applicable U.S. income tax treaty.

Backup Withholding and Information Reporting

In general, dividend payments, or other taxable distributions, and payment of the gross proceeds on a sale or other disposition of our common shares, made within the United States to you will be subject to information reporting requirements. In addition, such payments will be subject to “backup withholding” if you are a non-corporate U.S. Holder and you:

•	fail to provide an accurate taxpayer identification number;

•	are notified by the IRS that you have failed to report all interest or dividends required to be shown on your U.S. federal income tax returns; or

•	in certain circumstances, fail to comply with applicable certification requirements.

Non-U.S. Holders may be required to establish their exemption from information reporting and backup withholding by certifying their status on an appropriate IRS Form W-8.

If you sell your common shares to or through a U.S. office of a broker, the payment of the proceeds is subject to both U.S. backup withholding and information reporting unless you certify that you are a non-U.S. person, under penalties of perjury, or you otherwise establish an exemption. If you sell your common shares through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to you outside the United States, then information reporting and backup withholding will generally not apply to that payment. However, U.S.

information reporting requirements, but not backup withholding, will apply to a payment of sales proceeds, including a payment made to you outside the United States, if you sell your common shares through a non-U.S. office of a broker that is a U.S. person or has some other contacts with the United States.

Backup withholding is not an additional tax. Rather, you may generally obtain a refund of any amounts withheld under backup withholding rules that exceed your U.S. federal income tax liability by filing a refund claim with the IRS.

Individuals who are U.S. Holders (and to the extent specified in the applicable Treasury Regulations, certain individuals who are Non-U.S. Holders and certain U.S. entities) who hold “specified foreign financial assets” (as defined in Section 6038D of the Code and the applicable Treasury Regulations) are required to file an IRS Form 8938 (Statement of Specified Foreign Financial Assets) with information relating to each such asset for each taxable year in which the aggregate value of all such assets exceeds $75,000 at any time during the taxable year or $50,000 on the last day of the taxable year. Substantial penalties apply to any failure to timely file an IRS Form 8938, unless the failure is shown to be due to reasonable cause and not due to willful neglect. Additionally, the statute of limitations on the assessment and collection of U.S. federal income tax with respect to a taxable year for which the filing of an IRS Form 8938 is required may not close until three years after the date on which the IRS Form 8938 is filed. Specified foreign financial assets would generally include our common shares, unless the common shares are held in an account maintained by a U.S. “financial institution” (as defined in Section 6038D of the Code). U.S. Holders (including U.S. entities) and Non-U.S. Holders are encouraged to consult their own tax advisors regarding their reporting obligations under Section 6038D of the Code.

Danish Tax Considerations

The following is a summary of certain Danish tax considerations relating to an investment in TORM plc, based upon the opinion of Bech-Bruun, our counsel as to matters of Danish tax law. The summary describes the Danish tax implications pertaining to dividends paid from TORM A/S to TORM plc, and a sale of Class A common shares by TORM plc.

The summary does not purport to constitute exhaustive tax or legal advice. It is specifically to be noted that the summary does not address all possible tax consequences relating to an investment in the shares of TORM plc. The summary is based solely upon the tax laws of Denmark in effect on the date of this prospectus. Danish tax laws may be subject to changes, possibly with retroactive effect.

Changes in Global Tax Laws

Long-standing international tax initiatives that determine each country’s jurisdiction to tax cross-border international trade and profits are evolving as a result of, among other things, initiatives such as the Anti-Tax Avoidance Directives, as well as the Base Erosion and Profit Shifting reporting requirements, mandated and/or recommended by the EU, G8, G20 and Organization for Economic Cooperation and Development, including the imposition of a minimum global effective tax rate for multinational businesses regardless of the jurisdiction of operation and where profits are generated (Pillar Two). As these and other tax laws and related regulations change (including changes in the interpretation, approach and guidance of tax authorities), our financial results could be materially impacted. Given the unpredictability of these possible changes and their potential interdependency, it is difficult to assess whether the overall effect of such potential tax changes would be cumulatively positive or negative for our earnings and cash flow, but such changes could adversely affect our financial results.

On December 12, 2022, the European Union member states agreed to implement the OECD’s Pillar Two global corporate minimum tax rate of 15% on companies with revenues of at least €750 million effective from 2024. Various countries, including the United Kingdom, have either adopted implementing legislation or are in the process of drafting such legislation. Any new tax law in a jurisdiction where we conduct business or pay tax could have a negative effect on our company.

Sale of Class A common shares by TORM plc

Shareholders not resident in Denmark will normally not be subject to Danish tax on gains realized on the sale of shares, irrespective of the ownership period and equity interest. However, Danish anti-avoidance rules should be observed as these rules may, if certain conditions are met, result in a requalification of tax-exempt capital gains into dividends, which could trigger Danish withholding taxes. These rules could apply in a number of situations, such as in connection with a related party sale of shares against cash and in unrelated third-party transactions in connection with the transfer of shares to a new holding company (controlled by a third party) against shares and cash. For example, this could be the case, if dividends from TORM A/S cannot be received tax exempt by TORM plc. The rules should only apply to intra-group transactions as well as situations where TORM plc or a group-related company receives an ownership share in the group acquiring the shares in TORM A/S.

Dividends distributed to the holders of Class A common shares of TORM A/S to TORM plc

Under Danish tax law, dividends paid on shares in a Danish company to a foreign company are normally subject to dividend withholding tax of 27%. However, the foreign company receiving the dividends will as a main rule be subject to a final Danish withholding tax of 22% provided the recipient files certain documentation and reclaims the excess tax from the Danish tax authorities.

Dividends paid on shares in a Danish company are as a starting point exempt from Danish withholding tax when the foreign receiving company owns at least 10% of the Danish distributing company, the foreign receiving company is tax resident in a state which has a tax treaty with Denmark, or is covered by the Parent-Subsidiary Directive and the Danish taxation should be reduced or eliminated in accordance with a tax treaty or the Parent-Subsidiary Directive between Denmark and the state in which the receiving company is domiciled.

When considering whether a tax treaty or the Parent-Subsidiary Directive can be applied (thereby enabling exemption from Danish withholding taxes on dividend distributions), the Danish tax authorities do consider a number of other criteria, including whether the foreign receiving company is the beneficial owner, and whether the structure can be challenged based on general anti-avoidance rules introduced in 2015, as subsequently amended.

In recent years, the Danish tax authorities have focused on the issue of beneficial ownership, with a number cases being decided by the Danish Supreme Court on how the term “beneficial ownership” should be determined. The courts and the Danish tax authorities are, in their approach, not specifically focused on substance but are generally focusing on actual flows of funds. Consequently, the Danish tax authorities might, depending on the specific flow of funds, treat even intermediary non-Danish holding companies that have significant substance as conduit companies for Danish tax purposes. During a potential audit, the Danish tax authorities are, therefore, likely to assess the beneficial ownership based on whether dividends received by an intermediary holding company from a Danish entity have been re-routed up the ownership chain as e.g., dividends, interest or other contributions or considerations (i.e., the character of the funds flow is not necessarily a primary concern). If these conditions for exemption are not fulfilled, Danish withholding tax of 27% (potentially reduced to 22%) will be triggered on such dividend distributions from TORM A/S.

If these conditions for exemption are not fulfilled, Danish withholding tax of 27% (potentially reduced to 22%) will be triggered on such dividend distributions from TORM A/S.

Share transfer tax and stamp duties

No Danish share transfer tax or stamp duties are payable on direct or indirect transfer of the shares of TORM A/S.

The Danish Tax Authorities may challenge whether TORM plc is entitled to Danish withholding tax exemption on dividends from TORM A/S.

TORM plc is a tax resident of the United Kingdom and owns 100% of the shares of TORM A/S and should be entitled to the benefit of the double tax treaty entered into between Denmark and the United Kingdom. The double tax treaty reduces dividend withholding tax to nil for wholly-owned subsidiaries (where the relevant conditions are satisfied). In order for the double tax treaty to apply, TORM plc must be considered the beneficial owner of the dividends and must not be subject to Danish anti-abuse rules.

The Danish tax authorities have, in a binding ruling from May 2024, confirmed that a non-Danish holding company, located in a state with whom Denmark has a double tax treaty, was the beneficial owner of a dividend distribution from a Danish subsidiary. In their ruling, the Danish tax authorities emphasized that the dividend received was not in any way determined or pre-determined to be distributed further up the chain from the non-Danish company.

We believe that the group structure, the level of business activity carried out in the United Kingdom by TORM plc, the economic risk of TORM plc and TORM plc’s right to dispose of dividends received and that no part of the dividend from TORM A/S to TORM plc is pre-determined to be distributed up the chain from TORM plc, justify that TORM plc is the beneficial owner of dividends received from TORM A/S, that TORM plc is not a conduit entity and that Danish anti-abuse rules should not apply.

Consequently, we believe that dividends distributed from TORM A/S to TORM plc should be exempt from Danish dividend withholding tax according to the double tax treaty entered into between Denmark and the United Kingdom (so long as a claim is made and the treaty relief is granted). If all of the applicable conditions in the double tax treaty between the United Kingdom and Denmark are not fulfilled, Danish withholding taxes of 27% (potentially reduced to 22%) will be triggered on such dividend distributions.

United Kingdom Tax Considerations

The following discussion is based upon the opinion of Watson Farley & Williams LLP, our counsel as to matters of the taxation laws of the United Kingdom. The following statements do not constitute tax advice and are intended only as a general guide to current United Kingdom law and HM Revenue and Customs (“HMRC”) published practice, which may not be binding on HMRC, as of the date of this document (which are both subject to change at any time, possibly with retrospective effect). They relate only to certain limited aspects of the United Kingdom tax treatment of the beneficial owners of the Class A common shares. They are intended to apply only to shareholders who are resident only in the United Kingdom for United Kingdom tax purposes (unless the context requires otherwise) and, if individuals, who are domiciled in the United Kingdom and to whom split-year treatment does not apply. The statements below only relate to persons who are and will be the absolute beneficial owners of the Class A common shares and who hold, and will hold, the Class A common shares through the Depository Trust Company as investments (and not as securities to be realized in the course of a trade). The statements below are not exhaustive and may not apply to certain shareholders, such as dealers in securities, broker dealers, insurance companies and collective investment schemes, shareholders who are exempt from taxation, shareholders who hold their shares through an Individual Savings Account or a Self-Invested Personal Pension and shareholders who have (or are deemed to have) acquired the Class A common shares by virtue of an office or employment. Such persons may be subject to special rules. This summary does not address any inheritance tax considerations.

Prospective purchasers of the Class A common shares who are in any doubt as to their tax position should consult an appropriate professional adviser.

Taxation of Dividends

General

TORM plc is not required to make any withholding or deduction for or on account of United Kingdom tax in respect of dividends on the Class A common shares, irrespective of whether the shareholder receiving the dividend is resident in or outside the United Kingdom.

Individual Shareholders

United Kingdom resident individual Shareholders may be subject to income tax on dividends they receive from the Company. The first £500 of dividend income that the United Kingdom resident individuals receive in each tax year is taxed at a rate of 0% (the “Nil Rate Amount”).

Dividend income that is within the Nil Rate Amount counts towards an individual’s basic or higher rate limits – and will therefore affect the taxation of other income received and any capital gains realized by the individual in the tax year. It may also affect the level of savings allowance to which they are entitled. In calculating into which tax band any dividend income over the Nil Rate Amount falls, dividend income is treated as the “top slice” of an individual’s income.

Any dividend income received by a United Kingdom resident individual Shareholder in excess of the Nil Rate Amount will be subject to income tax at a rate of 8.75%, to the extent that it is within the basic rate band, 33.75%, to the extent that it is within the higher rate band and 39.35%, to the extent that it is within the additional rate band.

Corporate Shareholders

Shareholders within the charge to United Kingdom corporation tax which are “small companies” (for the purposes of United Kingdom taxation of dividends) will generally not expect to be subject to tax on dividends from the Company. A “small company” for the purposes of United Kingdom taxation of dividends means broadly a company that is a micro or small enterprise as defined in the Annex to Commission Recommendation 2003/361/EC of May 6, 2003 subject to certain exceptions.

Other shareholders within the charge to United Kingdom corporation tax will not be subject to tax on dividends from the Company as long as the dividends fall within an exempt class and certain conditions are met. For example: dividends paid to companies holding less than 10% of the issued share capital of the payer (or any class of that share capital, which here refers to the Class A common shares) are generally dividends that fall within an exemption in respect of “portfolio holdings” (subject to other conditions being met and the application of relevant anti-avoidance rules). Other exemptions may also apply (subject to the applications of relevant anti-avoidance rules).

Shareholders Resident outside the United Kingdom

Where a shareholder resident for tax purposes outside the United Kingdom carries on a trade, profession or vocation in the United Kingdom and the dividends are a receipt of that trade or, in the case of corporation tax, the Class A common shares are held by or for a United Kingdom permanent establishment through which a trade is carried on, the shareholder may be liable to United Kingdom tax on dividends paid by the Company.

Taxation of Chargeable Gains

Individual Shareholders

A disposal of the Class A common shares may give rise to a chargeable gain (or allowable loss) for the purposes of United Kingdom capital gains tax, depending on the circumstances and subject to any available exemption or relief. The rate of capital gains tax in respect of shareholdings is 18% for individuals who are subject to income tax at the basic rate and 24% to the extent that an individual’s chargeable gains, when aggregated with his or her income chargeable to income tax, exceed the basic rate band for income tax purposes. An individual shareholder is entitled to realize an exempt amount of gains (£3,000 in the 2024/25 tax year) in each tax year without being liable to tax.

A shareholder who is an individual and who has ceased to be resident in the United Kingdom for taxation purposes (or has become treated as resident outside the United Kingdom for the purposes of a double tax treaty (‘‘Treaty non-resident’’)) for a period of five tax years or shorter, and who disposes of the Class A common shares during that period may in some circumstances also be liable, on his or her return to the United Kingdom, to United Kingdom capital gains tax on that gain, subject to any available exemptions or reliefs.

Corporate Shareholders

Where a shareholder is within the charge to United Kingdom corporation tax, including cases where it is not resident (for tax purposes) in the United Kingdom, a disposal of the Class A common shares may give rise to a chargeable gain (or allowable loss) for the purposes of United Kingdom corporation tax at (typically) a rate of 25% (though some companies pay different rates), depending on the circumstances and subject to any available exemption or relief. Indexation allowance may reduce the amount of chargeable gain on shares obtained prior to 2018, but may not create or increase any allowable loss. Special rules may apply to match disposals with multiple acquisitions of the Class A common shares.

Shareholders Resident outside the United Kingdom

A shareholder that is not resident in the United Kingdom (and, in the case of an individual, is not temporarily non-resident) for United Kingdom tax purposes, and whose Class A common shares are not held in connection with carrying on a trade, profession or vocation in the United Kingdom will generally not be subject to United Kingdom tax on chargeable gains on the disposal of the Class A common shares.

Stamp Duty and Stamp Duty Reserve Tax (“SDRT”)

The comments in this section relating to stamp duty and SDRT apply whether or not a shareholder is resident or domiciled in the United Kingdom. Special rules may apply to shareholders such as market makers, brokers, dealers and intermediaries.

Following the European Court of Justice decision in HSBC Holdings Plc and Vidacos Nominees Ltd v The Commissioners for Her Majesty’s Revenue & Customs (C-569/07) and the First-tier Tax Tribunal decision in HSBC Holdings Plc and The Bank of New York Mellon Corporation v The Commissioners for Her Majesty’s Revenue & Customs (TC/2009/16584), HMRC has confirmed that 1.5% SDRT is no longer payable on new shares issued into a clearance service or depositary receipt system, nor on transfers to a clearance service or depositary receipt system where such transfers are integral to the raising of new capital. Following the United Kingdom’s exit from the European Union, the United Kingdom government amended the relevant sections of the Finance Act 1986, as part of the Finance Act 2024, in order to prevent the 1.5% charge from taking effect when depositary receipts are issued or transferred as part of qualifying arrangements to raise new capital. We recommend that advice is sought before any payment of the 1.5% charge is made.

No stamp duty should be payable on the acquisition or transfer of the beneficial ownership of the Class A common shares held by a nominee for a person whose business is or includes the provision of clearance services where that acquisition or transfer is settled within the clearance service and there is no physical instrument of transfer. An agreement for the transfer of such Class A common shares should also not give rise to a SDRT liability, provided that no election has been made under section 97A of the United Kingdom Finance Act 1986 which is applicable to such Class A common shares. We understand that no such election has been made by the Depository Trust Company as with respect to the Class A common shares.

Any instrument of transfer of the Class A common shares that are not held by a nominee for a person whose business is or includes the provision of clearance services will generally attract stamp duty at a rate of 0.5% of the amount or value of the consideration for the transfer (rounded up, if necessary, to the next multiple of £5). No stamp duty is chargeable on an instrument transferring shares where the amount or value of the consideration is £1,000 or less, and it is certified on the instrument that the transaction effected by the instrument does not form part of a larger transaction or series of transactions for which the aggregate consideration exceeds £1,000. An unconditional agreement for such transfer, or a conditional agreement which subsequently becomes unconditional, will also generally be liable to SDRT at the rate of 0.5% of the amount or value of the consideration for the transfer, but such liability will be cancelled if the agreement is completed by a duly stamped instrument of transfer within six years of the date of the agreement, or if the agreement was conditional, the date the agreement became unconditional. Where stamp duty is paid, any SDRT previously paid should be repaid on the making of an appropriate claim generally with interest.

Therefore, a transfer of title in the Class A common shares or an agreement to transfer such shares from within the Depository Trust Company system out of the Depository Trust Company system, and any subsequent transfers or agreements to transfer outside the Depository Trust Company system, will generally attract a charge to United Kingdom stamp duty and/or United Kingdom SDRT at a rate of 0.5% of any consideration. Shareholders should note in particular that a redeposit of the Class A common shares into the Depository Trust Company system, including by means of a transfer into a depositary receipt system, will generally attract United Kingdom stamp duty and/or United Kingdom SDRT at the higher rate of 1.5%.

United Kingdom Tonnage Tax Regime

Each of TORM plc and TORM VesselCo UK Ltd. have elected to be subject to the tonnage tax regime in the United Kingdom with respect to its income derived from qualifying shipping activities based on the net tonnage of the Group’s qualifying Danish-flagged vessels owned and operated by the United Kingdom companies.

Pursuant to this regime, the Group’s vessel-owning companies in the United Kingdom will be subject to United Kingdom corporation tax based predominantly upon the net tonnage of the vessels rather than income generated from operating the vessels (i.e., operating income).

In the event that tonnage tax schemes or other tax laws are changed in the future, the Company’s overall tax burden could increase, which could have a material adverse effect on the Group’s future performance, results of operations, cash flows and financial position.

ENFORCEABILITY OF CIVIL LIABILITIES

We are an English company and our executive offices are located outside of the United States. Our officers and the majority of our directors and some of the experts named in this document reside outside of the United States. In addition, substantially all of our assets and the assets of our officers, directors and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons or enforcing any judgments obtained in U.S. courts to the extent assets located in the United States are insufficient to satisfy the judgments. In addition, original actions or actions for the enforcement of judgments of U.S. courts with respect to civil liabilities solely under the federal securities laws of the United States may not be enforceable in England.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP, New York, New York with respect to matters of United States federal and New York State law. The validity of securities offered by this prospectus will be passed upon for us by Watson Farley & Williams LLP with respect to matters of English law. Certain matters relating to Danish tax law will be passed upon for us by Bech-Bruun.

EXPERTS

The consolidated financial statements of TORM plc appearing in TORM plc’s Annual Report (Form 20-F) for the year ended December 31, 2023, and the effectiveness of TORM plc’s internal control over financial reporting as of December 31, 2023 have been audited by EY Godkendt Revisionspartnerselskab, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The offices of EY Godkendt Revisionspartnerselskab are located at Dirch Passers Allé 36, DK-2000 Frederiksberg, Copenhagen, Denmark.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act of 1933, we filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

Government Filings

We file annual and special reports with the SEC. You may read any document that we file on the SEC’s website (http://www.sec.gov). Further information about our company is available on our website at www.torm.com. The information on our website does not constitute a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•

Our Annual Report on  Form 20-F for the year ended December 31, 2023, filed with the SEC on March 7, 2024 which contains our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed;

•

Our on Form 6-K filed with the SEC on  March 7, 2024 (regarding the Company’s Long-Term Incentive Program),  March 12, 2024  (regarding an increase in share capital), March  19, 2024 (regarding an increase in share capital), March  22, 2024 (regarding an increase in share capital), March  26, 2024 (regarding an increase in share capital), April 9, 2024 (regarding an increase in share capital and transactions in the Company’s securities by directors and executive officers and their closely associated persons), April 11, 2024 (regarding the results of the Company’s Annual General Meeting), April  26, 2024 (regarding an increase in share capital), May 9, 2024 (regarding the Company’s interim results for the first quarter ended March 31, 2024)(the information contained in Exhibit 99.1 of the Report on Form 6-K, except for the commentary of Jacob Meldgaard and the sections entitled “The Product Tanker Market”, “Outlook for 2024” and “Responsibility Statement”), May  15, 2024 (regarding an increase in share capital), May 23, 2024 (regarding an increase in share capital) and May 29, 2024 (regarding an increase in share capital), May  31, 2024 (regarding the commencement of a secondary public offering), June  3, 2024 (regarding the closing of a secondary offering), June  7, 2024 (regarding Njord Luxco’s beneficial ownership in the Company), June  13, 2024 (regarding an increase in share capital), June  20, 2024 (regarding the Board of Directors’ grant of RSUs to certain employees), July 15, 2024 (regarding the purchase of eight MR vessels and sale of one MR vessel), July  30, 2024 (regarding an increase in share capital), August 15, 2024 (regarding the Company’s interim results for the second quarter ended June 30, 2024)(the information contained in Exhibit 99.1 of the Report on Form 6-K, except the commentary of Jacob Meldgaard, the section entitled “The Product Tanker Market” and the section entitled “Responsibility Statement”), August  23, 2024 (regarding an increase in share capital), September  3, 2024 (regarding an increase in share capital), September  12, 2024 (regarding an increase in share capital), September  25, 2024 (regarding an increase in share capital), October 7, 2024 (regarding transactions in the Company’s securities by directors and executive officers and their closely associated persons), October  28, 2024 (regarding an increase in share capital), and November  4, 2024 (regarding an increase in share capital), November 7, 2024 (regarding the Company’s interim results for the third quarter ended September 30, 2024)(the information contained in Exhibit 99.1 on Form 6-K, except the commentary of Jacob Melgaard, the section entitled “The Product Tanker Market” and the section entitled “Responsibility Statement”), November 27, 2024 (regarding an increase in share capital) and December 18, 2024 (regarding an increase in share capital); and

•

The description of our Class A common shares contained in Amendment No. 1 to our Registration Statement on Form 20-F, filed with the SEC on November 24, 2017 (File No. 001-38294), including any subsequent amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not, and any underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

You may request a free copy of the above-mentioned filing or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:

Office 506

20 St Dunstan’s Hill

London, EC3R 8HL

United Kingdom

+44 203 795 2794 (telephone number)

These reports may also be obtained on our website at www.torm.com. None of the information on our website is a part of this prospectus.

Information Provided by the Company

We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with IFRS Accounting Standards (IFRS) as issued by the IASB. As a “foreign private issuer”, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of any stock exchange on which our common shares may be listed in the future, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer”, our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

Disclosure of SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

SEC registration fee	$	*
FINRA filing fee	$	**
Nasdaq listing fee	$	**
Legal fees and expenses	$	**
Accounting fees and expenses	$	**
Printing and engraving expenses	$	**
Transfer agent and registrar fees	$	**
Indenture trustee fees and expenses	$	**
Blue sky fees and expenses	$	**
Miscellaneous	$	**
Total	$	**

*

The registrant is registering an indeterminate amount of securities under the registration statement and in accordance with Rules 456(b) and 457(r), the registrant is deferring payment of any registration fee until the time the securities are sold under the registration statement pursuant to a prospectus supplement.

**	To be provided by a prospectus supplement or as an exhibit to a Current Report on Form 6-K that is incorporated by reference into this prospectus.

TORM PLC

Common Shares

Preferred Shares

Debt Securities

Warrants

Purchase Contracts

Rights

Units

PROSPECTUS

December 19, 2024

Part II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers.

This section requires disclosure about the general effect of any statute, provision in TORM’s articles of association, contract or other arrangement under which any controlling person, director or officer of TORM is insured or indemnified in any manner against liability which that person may incur in his capacity.

Under our Articles of Association, and subject to the provisions of the UK Companies Act 2006, each of our Directors is entitled to be indemnified by us against all costs, charges, losses, expenses and liabilities incurred by such Director or officer in the execution and discharge of his or her duties or in relation to those duties. The UK Companies Act 2006 renders void an indemnity (to any extent) for a Director against any liability attaching to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director.

Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company or of an associated company against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is also void except as permitted by the UK Companies Act 2006, which provides exceptions for the company to (a) purchase and maintain insurance against such liability; (b) provide a “qualifying third party indemnity” (being an indemnity against liability incurred by the director to a person other than the company or an associated company as long as he is successful in defending the claim or criminal proceedings); and (c) provide a “qualifying pension scheme indemnity” (being an indemnity against liability incurred in connection with the company’s activities as trustee of an occupational pension plan).

Item 9. Exhibits

The exhibit index at the end of this registration statement identifies the exhibits which are included in this registration statement and are incorporated herein by reference (the “Exhibit Index”).

Item 10. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s Annual Report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) - (f)	[Reserved]

(g)	Not applicable.

(h)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i)	Not applicable.

(j)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

(k)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Copenhagen, Country of Denmark, on December 19, 2024.

TORM PLC

By:	/s/ Jacob Meldgaard
Name: Jacob Meldgaard
Title: Executive Director and Principal Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keith J. Billotti and Michael Indelicato his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on December 19, 2024 in the capacities indicated.

Signature	Title

/s/ Jacob Meldgaard Jacob Meldgaard	Executive Director and Principal Executive Officer

/s/ Kim Balle Kim Balle	Chief Financial Officer of TORM A/S (Principal Financial Officer and Principal Accounting Officer)

/s/ Christopher Helmut Boehringer Christopher Helmut Boehringer	Chairman of the Board of Directors

/s/ David Neil Weinstein David Neil Weinstein	Director

/s/ Pär Göran Trapp Pär Göran Trapp	Director

/s/ Annette Malm Justad Annette Malm Justad	Director

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative of the Registrant in the United States, has signed this registration statement in the City of Newark, State of Delaware, on December 19, 2024.

PUGLISI AND ASSOCIATES

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director

Exhibit Index

Exhibit Number	Description
1.1	Form of Underwriting Agreement (for equity securities)*

1.2	Form of Underwriting Agreement (for debt securities)*

4.1	Form of Common Share Certificate of the Company (1)

4.2	Form of Warrant*

4.3	Form of Preferred Share Certificate*

4.4	Form of Purchase Contract*

4.5	Form of Rights Agreement*

4.6	Form of Senior Debt Securities Indenture

4.7	Form of Subordinated Debt Securities Indenture

4.8	Form of Unit Agreement*

5.1	Opinion of Watson Farley & Williams LLP, English counsel to the Company

5.2	Opinion of Seward & Kissel LLP, United States and New York counsel to the Company

8.1	Opinion of Watson Farley & Williams LLP with respect to certain English tax matters

8.2	Opinion of Seward & Kissel LLP with respect to certain U.S. tax matters

8.3	Opinion of Bech-Bruun with respect to certain Danish tax matters

23.1	Consent of Watson Farley & Williams LLP (included in Exhibits 5.1 and 8.1)

23.2	Consent of Seward & Kissel LLP (included in Exhibits 5.2 and 8.2)

23.3	Consent of Bech-Bruun (included in Exhibit 8.3)

23.4	Consent of EY Godkendt Revisionspartnerselskab

24.1	Power of Attorney (included on signature page hereto)

25.1	Form of T-1 Statement of Eligibility (senior debt securities indenture)**

25.2	Form of T-1 Statement of Eligibility (subordinated debt securities indenture)**

107	Filing Fee Table

*	To be filed either as an amendment or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934 of the Registrant and incorporated by reference into this registration statement.
**	To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.
(1)	Incorporated by reference to the Company’s Registration Statement on Form 20-F (Registration No. 001-38294), as amended, filed with the SEC on November 24, 2017.